AGREEMENT AND PLAN OF MERGER



                      DATED AS OF THE 3rd DAY OF MAY, 1997



                                  BY AND AMONG



                             RELIANCE BANCORP, INC.


                          RELIANCE FEDERAL SAVINGS BANK


                                       AND


                                CONTINENTAL BANK

















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                                                                        Page
                                                                        ----

                                TABLE OF CONTENTS




      INTRODUCTORY STATEMENT...............................................-1-

                                    ARTICLE I

         THE MERGER........................................................-1-
 Section 1.01 Structure of the Merger......................................-1-
 Section 1.02 Effect on Outstanding Shares of Continental Common Stock.....-2-
 Section 1.03 [Intentionally omitted]......................................-2-
 Section 1.04 Exchange Procedures..........................................-3-
 Section 1.05 Dissenters' Rights...........................................-5-
 Section 1.06 Option Plans and Phantom Stock...............................-5-
 Section 1.07 Directors and Officers of Reliance Bank after
              Effective Time...............................................-5-
 Section 1.08 Alternative Structure........................................-6-

                                   ARTICLE II

    REPRESENTATIONS AND WARRANTIES.........................................-6-
 Section 2.01 Disclosure Letters...........................................-6-
 Section 2.02 Standards....................................................-6-
 Section 2.03 Representations and Warranties of Continental................-7-
 Section 2.04 Representations and Warranties of Reliance...................-21-

                                   ARTICLE III

     CONDUCT PENDING THE MERGER............................................-31-
 Section 3.01 Conduct of Continental's Business Prior to the
              Effective Time...............................................-31-
 Section 3.02 Forbearance by Continental...................................-32-
 Section 3.03 Conduct of Reliance's Business Prior to the
              Effective Time...............................................-35-

                                   ARTICLE IV

         COVENANTS.........................................................-35-
 Section 4.01 Acquisition Proposals........................................-35-
 Section 4.02 Certain Policies of Continental..............................-36-
 Section 4.03 Employees; Benefit Plans and Programs........................-36-
 Section 4.04 Access and Information.......................................-39-
 Section 4.05 Certain Filings, Consents and Arrangements...................-40-
 Section 4.06 Antitakeover Provisions......................................-40-
 Section 4.07 Additional Agreements........................................-40-
 Section 4.08 Publicity....................................................-41-
 Section 4.09 Stockholders' Meeting........................................-41-


                                        i

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                                                                          Page
                                                                          ----

 Section 4.10 Proxy; Registration Statement................................-41-
 Section 4.11 Registration of Reliance Common Stock........................-41-
 Section 4.12 Affiliate Letters............................................-42-
 Section 4.13 Notification of Certain Matters..............................-42-
 Section 4.14 Indemnification; Directors' and
              Officers' Insurance..........................................-42-

                                    ARTICLE V

         CONDITIONS TO CONSUMMATION........................................-44-
 Section 5.01 Conditions to Each Party's Obligations.......................-44-
 Section 5.02 Conditions to the Obligations of Reliance
              and Reliance Bank Under this Agreement.......................-45-
 Section 5.03 Conditions to the Obligations of Continental.................-46-

                           ARTICLE VI

         TERMINATION.......................................................-48-
 Section 6.01 Termination..................................................-48-
 Section 6.02 Effect of Termination........................................-51-
 Section 6.03 Third Party Termination Fee..................................-51-

                                   ARTICLE VII

          CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME.......................-52-
  Section 7.01 Effective Date and Effective Time...........................-52-
  Section 7.02 Deliveries at the Closing...................................-52-

                           ARTICLE VIII

          CERTAIN OTHER MATTERS............................................-52-
  Section 8.01 Certain Definitions; Interpretation.........................-52-
  Section 8.02 Survival....................................................-53-
  Section 8.03 Waiver; Amendment...........................................-53-
  Section 8.04 Counterparts................................................-53-
  Section 8.05 Governing Law...............................................-53-
  Section 8.06 Expenses....................................................-53-
  Section 8.07 Notices.....................................................-53-
  Section 8.08 Entire Agreement; etc.......................................-54-
  Section 8.09 Assignment..................................................-54-

                                    EXHIBITS


Exhibit A         Form of Directors and Officers Letter

Exhibit B         Form of Letter for Certain Affiliates of Continental

Exhibit C         Form of Joint Release

Exhibit D         Form of Rule 145 Affiliate Letter


                                       iii

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                                                        -1-



         This is an AGREEMENT AND PLAN OF MERGER, dated as of the 3rd day of May, 1997 (this "Agreement"), by and among RELIANCE BANCORP, INC., a Delaware corporation ("Reliance"), RELIANCE FEDERAL SAVINGS BANK, a federally chartered stock savings bank and a wholly owned subsidiary of Reliance ("Reliance Bank"), and CONTINENTAL BANK, a New York chartered stock commercial bank ("Continental").

                             INTRODUCTORY STATEMENT

         The Board of Directors of each of Reliance, Reliance Bank and Continental (i) has determined that this Agreement and the transactions contemplated hereby are in the best interests of Reliance, Reliance Bank and Continental, respectively, and in the best long-term interests of their respective stockholders, (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and (iii) has approved, at meetings of each of such Boards of Directors, this Agreement.

         Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Reliance's willingness to enter into this Agreement, Reliance and Continental have entered into a Stock Option Agreement (the "Option Agreement") pursuant to which Continental has granted to Reliance an option to purchase shares of Continental's common stock, par value $5.00 per share (the "Continental Common Stock"), upon the terms and conditions therein contained; and certain officers and directors of Continental will each, within five business days of the date of this Agreement, execute in favor of Reliance a Letter Agreement in the form annexed as Exhibit A and certain affiliates of Continental will each, within five business days of the date of this Agreement, execute in favor of Reliance a Letter Agreement in the form annexed as Exhibit B.

         Reliance and Continental desire to make certain representations, warranties and agreements in connection with the business combination transaction provided for herein and to prescribe various conditions to the transaction.

         In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:


                                    ARTICLE I

                                   THE MERGER

         Section 1.01 Structure of the Merger. On the Effective Date (as defined in Section 7.01), Continental will merge with and into Reliance Bank (the "Merger"), with Reliance Bank being the surviving entity, pursuant to the provisions of, and with the effect provided in, the rules and regulations of the Office of Thrift Supervision (the "OTS") and the Banking Law of the State of New York (the "NYBL") and pursuant to the terms and conditions of an agreement and plan of merger to be entered into between Reliance Bank and Continental consistent with the terms of this Agreement and in a form to be mutually agreed upon. The separate corporate existence of Continental shall thereupon cease. Reliance Bank shall continue to be governed by the laws of the United States and its name and separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

         Section 1.02 Effect on Outstanding Shares of Continental Common Stock.

         (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of Continental Common Stock issued and outstanding at the Effective Time (as defined in Section 7.01) (other than (i) shares the holder of which (the "Dissenting Stockholder"), pursuant to any applicable law providing for dissenters' or appraisal rights is entitled to receive payment in accordance with the provisions of any such law, such holder to have only the rights provided in any such law (the "Dissenters' Shares"),
(ii) shares held directly or indirectly by Reliance (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), and
(iii) shares held as treasury stock of Continental (the "Excluded Shares") shall become and be converted into the right to receive 1.1 shares of common stock, par value $.01 per share, of Reliance ("Reliance Common Stock"), together with the related preferred share purchase right issued pursuant to the Stockholder Protection Rights Agreement (the "Rights Agreement"), dated as of September 18, 1996, between Reliance and Registrar and Transfer Co., as Rights Agent (the "Preferred Share Purchase Right"); provided, however, that, notwithstanding any other provision hereof, no fraction of a whole share of Reliance Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, Reliance shall pay to each holder of Continental Common Stock who would otherwise be entitled to a fractional share an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the Reliance Market Value (as defined below) (collectively, the "Merger Consideration").

         (b) If between the date of this Agreement and the Effective Time the outstanding shares of Reliance Common Stock shall have been changed into a different number of shares or into a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares (each, a "Stock Adjustment"), the Merger Consideration shall be adjusted correspondingly to the extent appropriate to reflect the Stock Adjustment.

         (c) As used herein, "Reliance Market Value" shall be the average of the mean between the closing high bid and low asked prices of a share of Reliance Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System National Market System (the "Nasdaq National Market"), for the 15 consecutive trading days immediately preceding the day on which the last of the required regulatory approvals, as contemplated by Section 5.01(b), is obtained (the "Valuation Date").

         (d) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

         Section 1.03 [Intentionally omitted.]



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                                                        -3-

         Section 1.04 Exchange Procedures.

         (a) Appropriate transmittal materials (the "Letter of Transmittal") will be mailed within five business days after the Effective Date to each holder of record of Continental Common Stock as of the Effective Time. A Letter of Transmittal will be properly completed only if accompanied by certificates representing all shares of Continental Common Stock converted thereby.

         (b) At and after the Effective Time, each certificate previously representing shares of Continental Common Stock (except as specifically set forth in Section 1.02) shall represent only the right to receive the Merger Consideration (the "Continental Certificates").

         (c) Prior to the Effective Time, Reliance shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Continental Common Stock, for exchange in accordance with this Section 1.04, an estimated amount of cash sufficient to pay the aggregate amount of cash paid in lieu of fractional shares to be paid pursuant to Section 1.02, and Reliance shall reserve for issuance with its Transfer Agent and Registrar the aggregate Merger Consideration to be issued.

         (d) The Letter of Transmittal (i) shall specify that delivery shall be effected, and risk of loss and title to Continental Certificates shall pass, only upon delivery of Continental Certificates to the Exchange Agent, (ii) shall be in a form and contain any other provisions as Reliance may reasonably determine, and (iii) shall include instructions for use in effecting the surrender of Continental Certificates in exchange for the Merger Consideration. Upon the proper surrender of Continental Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Continental Certificate(s) shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Reliance Common Stock that such holder has the right to receive pursuant to
Article I of this Agreement, and (ii) a check in the amount equal to the cash, if any, which such holder has the right to receive pursuant to Article I of this Agreement (for any fractional shares of Reliance Common Stock to which such holder is entitled to pursuant to Section 1.02 and any dividend or other distributions to which such holder of Reliance Common Stock is entitled to pursuant to this Section 1.04). Continental Certificates so surrendered shall forthwith be cancelled. As soon as practicable, but no later than 10 business days following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute Reliance Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Reliance Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. In the event of a transfer of ownership of any shares of Continental Common Stock not registered in the transfer records of Continental, the Merger Consideration shall be issued to the transferee if Continental Certificate(s) representing such Continental Common Stock are presented to the Exchange Agent, accompanied by documents sufficient, in the reasonable judgment of Reliance and the Exchange Agent, (x) to evidence and effect such transfer and (y) to evidence that any applicable stock transfer taxes have been paid.

         (e) No dividend or other distributions declared or made after the Effective Time with respect to Reliance Common Stock shall be remitted to any person entitled to receive shares of Reliance Common Stock hereunder until such person surrenders Continental Certificate(s), at which time such dividends shall be remitted to such persons without interest.

         (f) From and after the Effective Time, there shall be no transfers on the stock transfer records of Continental of any shares of Continental Common Stock. If, after the Effective Time, Continental Certificates are presented to Reliance, they shall be cancelled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.04.

         (g) Any portion of the aggregate amount of cash to be paid in lieu of fractional shares pursuant to Section 1.02, or the proceeds of any investments thereof, that remains unclaimed by the stockholders of Continental for six (6) months after the Effective Time shall be repaid by the Exchange Agent to Reliance upon the written request of Reliance. After such request is made, any stockholders of Continental who have not theretofore complied with this Section
1.04 shall look only to Reliance for issuance of their Merger Consideration deliverable in respect of each share of Continental Common Stock such stockholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of Continental Common Stock are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Reliance (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Reliance, Reliance Bank, the Exchange Agent or any other person shall be liable to any former holder of Continental Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (h) Reliance and the Exchange Agent shall be entitled to rely upon Continental's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Continental Certificate, Reliance and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         (i) In the event any Continental Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Continental Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Continental Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Continental Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

         Section 1.05 Dissenters' Rights.

         (a) Any Dissenting Stockholder who shall be entitled to dissenters' rights with respect to his or her Dissenters' Shares, as provided in Sections 604 and 6022 of the NYBL, shall not be entitled to the Merger Consideration, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under such law, and shall be entitled to receive only the payment to the extent provided for therein with respect to such Dissenters' Shares.

         (b) Continental shall (i) give Reliance prompt written notice of the receipt of any notice from a stockholder purporting to exercise any dissenters' rights, (ii) not settle nor offer to settle any demand for payment without the prior written consent of Reliance and (iii) not waive any failure to comply strictly with any procedural requirements of Section 6022 of the NYBL.

         Section 1.06 Option Plans and Phantom Stock.

         (a) Continental shall not seek final approval from the Banking Department of the State of New York (the "NYBD") for either the Continental Bank 1997 Incentive Stock Option Plan or the Continental Bank 1997 Directors Stock Option Plan (collectively, the "Continental Option Plans"), or if such Continental Option Plans have already been submitted to the NYBD for approval, shall withdraw its request to the NYBD for approval of such plans. In addition, Continental shall agree that any grants of options to purchase Continental Common Stock, automatic or otherwise, made under the Continental Option Plans shall be null and void ab initio.

         (b) Each of the "phantom stock units" of Continental Common Stock (the "Continental Phantom Stock") granted to Mr. John P. Sullivan pursuant to Section 4(c) of the employment agreement by and between Continental and Mr. Sullivan dated October 11, 1996 (the "Sullivan Employment Agreement"), including those regranted to Mr. Thomas Cangemi and Mr. Peter McCarthy pursuant to the First Amendment to the Sullivan Employment Agreement, dated March 14, 1997, shall be cancelled and replaced with a right to receive an amount per share of Continental Phantom Stock equal to the Reliance Market Value without adjustment for interest or otherwise if such amount is paid on a date other than the date which includes the Effective Time. Prior to the Effective Time, Reliance shall take all actions necessary to effect such cancellation or replacement. In consideration for such cancellation, Continental shall pay to Mr. Sullivan, Mr. Cangemi and Mr. McCarthy an amount (subject to applicable federal, state and local tax withholding) equal to (i) the Reliance Market Value, multiplied by
(ii) the number of shares of Continental Phantom Stock specified for such individual in the Continental Disclosure Letter (as defined in Section 2.01). Continental shall make such payment at the Effective Time to each individual provided that the individual delivers to Continental his written acceptance of such payment as full and complete consideration for the cancellation of each share of Continental Phantom Stock held by him.

         Section 1.07 Directors and Officers of Reliance Bank after Effective Time. At the Effective Time, the directors and officers of Reliance Bank shall consist of the Directors and Officers of Reliance Bank serving immediately prior to the Effective Time.

         Section 1.08 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Reliance may specify that the structure of the transactions contemplated hereby be revised and Continental, Reliance and Reliance Bank shall enter into such alternative transactions as Reliance may determine to effect the purposes of this Agreement; provided, however, that such revised structure shall not adversely affect the tax effects or economic benefits of the transactions contemplated hereby to the holders of Continental Common Stock and shall not materially delay the closing of the merger (the "Closing"). This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.01 Disclosure Letters. On or prior to the execution hereof, Continental and Reliance have delivered to each other a letter (its "Disclosure Letter") setting forth, among other items, matters, the disclosure of which is required or appropriate in relation to any or all of its representations and warranties (and making specific reference to the Section of this Agreement to which they relate), other than Section 2.03(h); provided, that (a) no such fact, circumstance or event is required to be set forth in the Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards established by Section 2.02, and (b) the mere inclusion of an item in the Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 2.02(b)).

         Section 2.02 Standards.

         (a) No representation or warranty of Continental or Reliance contained in Section 2.03 or 2.04, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event unless, as a consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of
Section 2.03 or 2.04, as applicable, there is reasonably likely to exist a Material Adverse Effect. Continental's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of Reliance.

         (b) As used in this Agreement, the term "Material Adverse Effect" means either (i) an effect which is material and adverse to the business, financial condition or results of operations of Continental or Reliance, as the context may dictate, and its subsidiaries taken as a whole; provided, however, that any such effects resulting from any changes (A) in law, rule or regulation or generally accepted accounting principles or interpretations thereof that applies to both Reliance and Reliance Bank or Continental, as the case may be, or (B) changes in interest rates shall not be considered in determining if a Material Adverse Effect has occurred; or (ii) the failure of (x) a representation or warranty contained in Section 2.03(a)(iv), 2.03(d), 2.03(h)(iii), 2.04(a)(iv), 2.04(i)(iii) or 2.04(l) to be
true and correct or (y) a representation or warranty contained in the last sentence of each of Section 2.03(f) or 2.04(f), the second sentence of each of 2.03(g)(i) or 2.04(h)(i) and the first two sentences of each of Section 2.03(b) or 2.04(b) to be true and correct in all material respects.

         (c) For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party, its counsel and any officer of that party with the title ranking not less than senior vice president.

         Section 2.03 Representations and Warranties of Continental. Subject to Sections 2.01 and 2.02, Continental represents and warrants to Reliance that, except as specifically disclosed in the Disclosure Letter of Continental:

         (a) Organization. (i) Continental is a stock commercial bank duly organized, validly existing and in good standing under the laws of the State of New York. Each Subsidiary of Continental is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Continental and its Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. As used in this Agreement, unless the context requires otherwise, the term "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes or which is controlled, directly or indirectly, by such party.

                  (ii) Continental and each Subsidiary of Continental is duly qualified and is in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

                  (iii) The Continental  Disclosure Letter sets forth all of the
Subsidiaries of Continental and all entities (whether corporations, partnerships, or similar organizations), including the corresponding percentage ownership in which Continental owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement and indicates for each Subsidiary, as of such date, its jurisdiction of organization and the jurisdiction wherein it is qualified to do business. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests. Continental owns, either directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. No Subsidiary of Continental is an "insured depositary institution" as defined in the Federal Deposit Insurance Act, as amended (the "FDIA"), and applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by Continental or by another Subsidiary of Continental are fully paid, nonassessable and not subject to any preemptive rights and are owned by Continental or a Subsidiary of Continental free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares.

                  (iv) The deposits of Continental are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") to the extent provided in the FDIA.

         (b) Capital Structure. (i) The authorized capital stock of Continental consists of 3,000,000 shares of Continental Common Stock. As of the date of this
Agreement: (A) 921,735 shares of Continental Common Stock were issued and outstanding, (B) no shares of Continental Common Stock were reserved for issuance and (C) no shares of Continental Common Stock were held by Continental in its treasury or by its Subsidiaries. All outstanding shares of Continental Common Stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares held by Continental in its treasury or by its Subsidiaries, are free and clear of all liens, claims, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares. The Continental
Disclosure Letter sets forth a complete and accurate list of all Continental Phantom Stock units that have been issued.

                  (ii) As of the date of this Agreement, except for this Agreement, the Option Agreement and as set forth in the Continental Disclosure Letter, neither Continental nor any of its Subsidiaries has or is bound by any outstanding options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Continental or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Continental or any of its Subsidiaries or obligating Continental or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of Continental or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Continental or any of its Subsidiaries.

         (c) Authority. Continental has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the requisite vote of the stockholders of Continental and receipt of all required regulatory or governmental approvals as contemplated by Section 5.01(b) of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and, subject to the approval of this Agreement by the stockholders of Continental, the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of Continental. This Agreement has been duly executed and delivered by Continental and constitutes a valid and binding obligation of Continental, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

     (d) Fairness Opinion. Continental has received the opinion of Sandler O'Neill & Partners, L.P. to the effect that, as of the date hereof, the Merger Consideration to be received by the stockholders of Continental is fair, from a financial point of view, to such stockholders.

         (e) No Violations. Subject to approval of this Agreement by Continental's stockholders, the execution, delivery and performance of this Agreement by Continental do not, the execution, delivery and performance of the Option Agreement by Continental will not and the consummation of the transactions contemplated hereby or thereby by Continental will not, constitute
(i) a breach or violation of, or a default under, any law, including any Environmental Law (as defined in Section 2.03(s)), rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Continental or any Subsidiary of Continental or to which Continental or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the organization certificate or articles of incorporation or bylaws of Continental or any Subsidiary of Continental or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Continental or any Subsidiary of Continental under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Continental or any Subsidiary of Continental is a party, or to which any of their respective properties or assets may be bound or affected; and the consummation of the transactions contemplated hereby by Continental or, upon its execution and delivery, by the Option Agreement will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers referred to in Section 5.01(b), (ii) the approval of the stockholders of Continental referred to in Section 2.03(f) (ii), and (iii) such approvals, consents or waivers as are required under the federal and state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement or the Option Agreement.

         (f) Consents and Approvals. (i) Except as referred to herein or in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Home Owners' Loan Act of 1933, as amended (the "HOLA"), the Bank Merger Act, as amended (the "BMA"), the FDIA, the NYBL, the rules and regulations of the OTS, and the environmental, corporation, securities or "blue sky" laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any other party is necessary for the consummation by Continental of the Merger or the other transactions contemplated by this Agreement. As of the date hereof, Continental knows of no reason why the approvals, consents and waivers of governmental authorities referred to in this Section 2.03(f) that are required to be obtained should not be obtained without the imposition of any condition or restriction referred to in the last sentence in Section 5.01(b).

                  (ii) The affirmative vote of the holders of two thirds of the outstanding shares of Continental entitled to vote on the approval of this Agreement is the only stockholder vote required for approval of this plan and confirmation of the Merger and the other transactions contemplated hereby.

         (g) Reports. (i) As of their respective dates, neither Continental's Annual Report on Form F-2 for the fiscal year ended December 31, 1996, nor any other document filed subsequent to December 31, 1996 under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, each in the form (including exhibits and any documents specifically incorporated by reference therein) filed with the FDIC or the Securities and Exchange Commission (the "SEC") (collectively, "Continental's Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets contained or incorporated by reference in Continental's Reports (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of income and of changes in stockholders' equity and of cash flows, contained or incorporated by reference in Continental's Reports (including in each case any related notes and schedules), fairly presented the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

                  (ii) Continental and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1992 with (A) the NYBD, (B) the FDIC, (C) the National Association of Securities Dealers, Inc. (the "NASD"), and (D) any other self-regulatory organization ("SRO"), and have paid all fees and assessments due and payable in connection therewith.

         (h) Absence of Certain Changes or Events. Except as disclosed in Continental's Reports filed on or prior to the date of this Agreement, true and complete copies of which have been provided by Continental to Reliance, since December 31, 1996 (i) Continental and its Subsidiaries have not incurred any liability, except in the ordinary course of their business consistent with past practice, (ii) Continental and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and (iii) there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on Continental.

         (i) Taxes. All federal, state, local and foreign tax returns required to be filed by or on behalf of Continental or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted, and all other taxes required to be paid by Continental or any of its Subsidiaries, have been paid in full or adequate provision has been made for any such taxes on Continental's balance sheet (in accordance with generally accepted accounting principles). For purposes of this Section 2.03(i), the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency, or refund litigation with respect to any taxes of Continental or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where Continental or any of its Subsidiaries do not file tax returns that Continental or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to Continental or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on Continental's balance sheet (in accordance with generally accepted accounting principles). Continental and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Continental and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Continental and each of its Subsidiaries has timely complied with all applicable information reporting requirements under
Part III, Subchapter A of Chapter 61 of the Internal Revenue Code of 1986, as amended (the "Code") and similar applicable state and local information reporting requirements.

         (j) Absence of Claims. Except as set forth in the Continental Disclosure Letter, no litigation, proceeding, controversy, claim or action before any court or governmental agency is pending, against Continental or any of its Subsidiaries and, to the best of Continental's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.

         (k) Absence of Regulatory Actions. Neither Continental nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any action, proceeding, order or directive by, or is a recipient of any extraordinary supervisory letter from, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits (the "Government Regulators") nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar undertaking.

         (l) Agreements. (i) Except as set forth in the Continental Disclosure Letter and except for the Option Agreement and arrangements made in the ordinary course of business, Continental and its Subsidiaries are not bound by any material contract (as defined in Section 335.312 of the rules and regulations of the FDIC) to be performed after the date hereof that has not been filed with or incorporated by reference in Continental's Reports. Except as disclosed in Continental's Reports filed prior to the date of this Agreement, neither Continental nor any of its Subsidiaries is a party to an oral or written (A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) not terminable on thirty (30) days' or less notice, (B) agreement with any executive officer or other key employee of Continental or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Continental or any of its Subsidiaries of the nature contemplated by this Agreement or the Option Agreement,

(C) agreement with respect to any employee or director of Continental or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than sixty (60) days or for the payment of in excess of $30,000 per annum, (D) agreement or plan, including any stock option plan, stock appreciation rights plan, phantom stock awards or plans, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Option Agreement or (E) agreement containing covenants that limit the ability of Continental or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, Continental (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency).

                  (ii) Neither Continental nor any of its Subsidiaries is in default under or in violation of any provision, and is not aware of any fact or circumstance that would constitute a default or violation, of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

                  (iii) Continental and each of its Subsidiaries owns or possesses valid and binding license and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses and neither Continental nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of Continental and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing.

         (m) Labor Matters. Except as set forth in the Continental Disclosure Letter, neither Continental nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Continental or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is the management of Continental aware of any strike, other labor dispute or organizational effort involving Continental or any of its Subsidiaries pending or threatened. Continental and its Subsidiaries are in compliance with applicable laws regarding employment of employees and retention of independent contractors and are in compliance with all applicable employment tax laws.

         (n) Employee Benefit Plans. The Continental Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement

Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers, or other employees of Continental or any of its Subsidiaries (hereinafter referred to collectively as the "Employee Plans"), except for plans, contracts, agreements or arrangements involving liability or expenses not exceeding $10,000 individually or in the aggregate. All of the Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; there has occurred no "prohibited transaction" (as defined in
Section 406 of ERISA or Section 4975 of the Code) which is likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or
Section 4975 of the Code upon Continental or any of its Subsidiaries. No liability to the Pension Benefit Guaranty Corporation has been or is expected by Continental or any of its Subsidiaries to be incurred with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by Continental or any entity which is considered one employer with Continental under Section 4001(b)(1) of ERISA or
Section 414 of the Code (an "ERISA Affiliate"). No Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Pension Plan exceeds the present value of the "benefit liabilities" (as defined in
Section 4001(a)(16) of ERISA) under such Pension Plan as of the end of the most recent plan year with respect to the respective Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan within the 12-month period ending on the date hereof. Neither Continental nor any Subsidiary of Continental has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither Continental, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Except for the Continental Bank 401(k) Plan, each Employee Plan of Continental or of any of its Subsidiaries which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service (the "IRS") and Continental and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder in all material respects and any assets of any such Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness. There is no pending or, to the knowledge of Continental, threatened litigation, administrative action or proceeding relating to any Employee Plan. There has been no announcement or commitment by Continental or any Subsidiary of Continental to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law which do not materially increase the cost of such Employee Plan; and except as specifically identified in the Continental Disclosure Letter, Continental and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Employee Plan that cannot be amended or terminated upon no more than sixty (60) days' notice without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code. With respect to Continental or any of its Subsidiaries, except as specifically identified in the Continental Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by Continental or any Subsidiary of Continental to any person which is an "excess parachute payment" (as defined in Section 280G of the Code), increase or secure (by way of a trust or other vehicle) any benefits payable under any Employee Plan other than a Qualified Plan, or except to the extent contemplated by Sections 1.06 and 4.03 accelerate the time of payment or vesting of any such benefit. With respect to each Employee Plan, Continental has supplied to Reliance a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the most recent three plan years,
(B) such Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan and any subsequent changes to the actuarial assumptions contained therein and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

         (o) Termination Benefits. The Continental Disclosure Letter contains a complete and accurate schedule showing as of the date of this Agreement the monetary amounts payable, subject to a determination of the Reliance Market Value, as applicable, and identifying the in-kind benefits due under the Specified Compensation and Benefit Programs (as defined herein) for each Named Individual (as defined herein) individually. For purposes hereof, "Specified Compensation and Benefit Programs" shall include all employment agreements, change in control agreements, severance or special termination agreements, severance plans, pension, retirement or deferred compensation plans for non-employee directors, supplemental executive retirement programs, tax indemnification agreements, outplacement programs, cash bonus programs, stock appreciation right, phantom stock or stock unit plan, and health, life, disability and other insurance or welfare plans, but shall not include any tax-qualified pension, profit-sharing or employee stock ownership plan. For purposes hereof, "Named Individual" shall include each non-employee director of Continental or any of its subsidiaries and each executive officer of Continental.

         (p) Title to Assets. Continental and each of its Subsidiaries has good and marketable title to its properties and assets other than property as to which it is lessee, in which case the related lease is valid and in full force and effect. Each lease pursuant to which Continental or any of its Subsidiaries is lessor is valid and in full force and effect and no lessee under any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of Continental and each of its Subsidiaries are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by Continental to be adequate for the current business of Continental and its Subsidiaries.

         (q) Compliance with Laws. Continental and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of Continental, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of Continental have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any federal or state regulatory authority having jurisdiction over insured depositary institutions check cashing services or their holding companies, the SEC, the NASD, or any other SRO (each, a "Governmental Entity"). The business of Continental and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity.

         (r) Fees. Other than financial advisory services performed for Continental by Sandler O'Neill & Partners, L.P., pursuant to an agreement, a true and complete copy of which has been previously delivered to Reliance, neither Continental nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for Continental or any Subsidiary of Continental, in connection with the Agreement or the transactions contemplated hereby.

     (s) Environmental  Matters. (i) With respect to Continental and each of its
Subsidiaries:


                           (A) Each of Continental and its Subsidiaries, the Participation Facilities, and, to Continental's knowledge, the Loan Properties (each as defined herein) are, and have been, in substantial compliance with all Environmental Laws (as defined herein);

                           (B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to Continental's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of its Subsidiaries or any current or, to Continental's knowledge, former Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or
         (y) relating to the Release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries or any Participation Facility;

                           (C) To Continental's knowledge, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or Continental or any of its Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the Release into the environment of any Hazardous Material whether or not occurring at or on a site owned, leased or operated by a Loan Property;

               (D) To Continental's knowledge, the properties currently or formerly owned or operated by Continental or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material other than in compliance with applicable Environmental Law (provided, however, that with respect to properties formerly owned or operated by Continental or any of its Subsidiaries, such representation is limited to the period Continental or any such Subsidiary owned or operated such properties);

               (E) None of Continental or any of its  Subsidiaries  has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party relating to Hazardous Materials or Remediation (as defined herein) thereof or indicating that it may be in violation of, or liable under, any Environmental Law, or any actual or, to Continental's knowledge, potential administrative or judicial proceedings in connection with any of the foregoing;

                           (F) To Continental's knowledge, there are no underground storage tanks on, in or under any properties currently or formerly owned or operated by Continental or any of its Subsidiaries, any Participation Facility or any Loan Property and no underground storage tanks have been closed or removed from any properties currently or formerly owned or operated by Continental or any of its Subsidiaries, any Participation Facility or any Loan Property which are or have been in the ownership of Continental or any of its Subsidiaries; and

                           (G) To Continental's knowledge,  during the period of
         (l) Continental or any of its Subsidiaries' ownership or operation of any of their respective current or formerly owned properties, (m) Continental's or any of its Subsidiaries' participation in the management of any Participation Facility, or (n) its or any of its Subsidiaries' holding of a security interest in a Loan Property, there has been no Release and there is currently no threatened Release of Hazardous Material in, on, under, affecting or migrating to such properties. To Continental's knowledge, prior to the period of (x) Continental's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) Continental's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) Continental's or any of its Subsidiaries' holding of a security interest in a Loan Property, there was no Release of Hazardous Material in, on, under, affecting or migrating to any such property, Participation Facility or Loan Property.

                  (ii) The  following  definitions  apply for  purposes  of this
Section 2.03(s): (u) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (v) "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (w) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any governmental entity, (A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act,
the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material and (iii) any state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of "Hazardous Substances" or other environmental condition of the Loan Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Loan Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Loan Property; (x) "Hazardous Material" means any substance (whether solid, liquid or gas) which is listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, extremely hazardous wastes, or words of similar meanings or regulatory effect under any Environmental Laws, including, but not limited to, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl, flammables and explosives; (y) "Release" of any Hazardous Material includes, but is not limited to, any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials in violation of or requiring action under any applicable Environmental Law; and (z) "Remediation" includes, but is not limited to, any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to prevent, cure or mitigate any Release of Hazardous Materials, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Materials.

     (t) Loan Portfolio; Allowance; Asset Quality. (i) With respect to each loan owned by Continental or its Subsidiaries in whole or in part (each, a "Loan"), to the best knowledge of Continental:

                           (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                           (B) neither Continental nor any of its Subsidiaries nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, cancelled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                           (C) Continental or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or Continental's applicable participation interest, as applicable), except as otherwise referenced on the books and records of Continental;

                           (D) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, cancelled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                           (E) there is no pending, threatened condemnation proceeding or similar proceeding affecting the property which serves as security for a Loan, except as otherwise referenced on the books and records of Continental;

                           (F) there is no litigation or proceeding pending, threatened, relating to the property which serves as security for a Loan that would have a Material Adverse Effect upon the related Loan; and

                           (G) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable.

                  (ii) The allowance for possible losses reflected in Continental's audited statement of condition at December 31, 1996 was, and the allowance for possible losses shown on the balance sheets in Continental's Reports for periods ending after December 31, 1996 will be, adequate, as of the dates thereof, under generally accepted accounting principles applicable to commercial banks consistently applied, and since December 31, 1996 no regulatory agency has requested or required that Continental increase any of such amounts.

                  (iii) The Continental Disclosure Letter sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of Continental and its Subsidiaries that have been classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" (in the latter two cases, to the extent available) or words of similar import, and Continental and its Subsidiaries shall promptly after the end of any month inform Reliance of any such classification arrived at any time after the date hereof. The Other Real Estate Owned ("OREO") included in any non-performing assets of Continental or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

     (u)  Deposits.   None  of  the  deposits  of  Continental  or  any  of  its
Subsidiaries is a "brokered" deposit.

         (v) Antitakeover Provisions Inapplicable. Continental and its Subsidiaries have taken all actions required to exempt Continental, the Agreement and the Merger and the Option Agreement from any provisions of an antitakeover nature in their organization certificate and bylaws and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

         (w) Material Interests of Certain Persons. Except as disclosed in Continental's Proxy Statement for its 1997 Annual Meeting of Stockholders, no officer or director of Continental, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Continental or any of its Subsidiaries. No such interest has been created or modified since the date of the last regulatory examination of Continental.

         (x) Insurance. Continental and its Subsidiaries are presently insured, and since December 31, 1994, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Continental and its Subsidiaries are in full force and effect, Continental and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

     (y) Investment Securities; Borrowings. (i) Except for investments in Federal Home Loan Bank ("FHLB") Stock and pledges to secure FHLB borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investments reflected in the consolidated balance sheet of Continental included in Continental's Report on Form F-2 for the year ended December 31, 1996, and none of the investment securities held by it or any of its Subsidiaries since December 31, 1996, is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                  (ii) Except as set forth in the Continental Disclosure Letter, neither Continental nor any Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the consolidated statements of condition and is a derivative contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) in the Continental Disclosure Letter or disclosed in Continental's Reports filed on or prior to the date hereof.

                  (iii) Set forth in the Continental Disclosure Letter is a true and correct list of Continental's borrowed funds (excluding deposit accounts) as of the date hereof.

         (z) Indemnification. Except as provided in Continental's employment agreements or the organization certificate or bylaws of Continental, neither Continental nor any Continental Subsidiary is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of Continental (a "Covered Person"), and, except as set forth in the Continental Disclosure Letter, to the best knowledge of Continental, there are no claims for which any Covered Person would be entitled to indemnification under the organization certificate or bylaws of Continental or any Subsidiary of Continental, applicable law regulation or any indemnification agreement.

         (aa) Books and Records. The books and records of Continental and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements (including generally accepted accounting principles ("GAAP")), and reflect in all material respects the substance of events and transactions that should be included therein.

     (bb) Corporate Documents. Continental has delivered to Reliance true and complete copies of its organization certificate and bylaws. The minute books of Continental constitute a complete and correct record of all actions taken by the board of directors of Continental (and each committee thereof) and the stockholders of Continental. The minute books of each of

Continental's Subsidiaries constitutes a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the stockholders of each such Subsidiary.

         (cc) Tax Treatment of the Merger. As of the date hereof, Continental has no knowledge of any fact or circumstance that would prevent the transactions contemplated by this Agreement from qualifying as a tax-free reorganization under the Code.

         Section 2.04 Representations and Warranties of Reliance. Subject to Sections 2.01 and 2.02, Reliance represents and warrants to Continental that, except as specifically disclosed in the Disclosure Letter of Reliance:

         (a) Organization. (i) Reliance is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a savings association holding company duly registered with the OTS under the HOLA. Reliance Bank is a savings bank duly incorporated, validly existing and in good standing under the laws of the United States of America. Each Subsidiary of Reliance Bank is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Reliance, Reliance Bank and Reliance Bank's Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The only Subsidiary of Reliance is Reliance Bank.

                  (ii) Reliance, Reliance Bank and each Subsidiary of Reliance Bank is duly qualified and is in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

                  (iii) The Reliance Disclosure Letter sets forth all of the Subsidiaries of Reliance Bank and all entities (whether corporations, partnerships, or similar organizations), including the corresponding percentage ownership in which Reliance Bank owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement and indicates for each Subsidiary, as of the such date, its jurisdiction of organization and the jurisdiction wherein it is qualified to do business. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests. Reliance Bank owns, either directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. No Subsidiary of Reliance Bank is an "insured depositary institution" as defined in the FDIA, and applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by Reliance Bank or by another Subsidiary of Reliance Bank are fully paid, nonassessable and not subject to any preemptive rights and are owned by Reliance Bank or a Subsidiary of Reliance Bank free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares.

                  (iv) The deposits of Reliance Bank are insured by the Savings Association Insurance Fund of the FDIC to the extent provided in the FDIA.

         (b) Capital Structure. (i) The authorized capital stock of Reliance consists of 20,000,000 shares of Reliance Common Stock and 4,000,000 shares of preferred stock, par value $.01 per share (the "Reliance Preferred Stock"). As of the date of this Agreement, (A) 10,750,820 shares of Reliance Common Stock were issued and 8,763,369 were outstanding, (B) no shares of Reliance Preferred Stock were outstanding; (C) no shares of Reliance Preferred Stock were reserved for issuance and (D) 1,987,451 shares of Reliance Common Stock were held by Reliance in its treasury or by its subsidiaries. The authorized capital stock of Reliance Bank consists of 20,000,000 shares of common stock, par value $1.00 per share and 4,000,000 shares of preferred stock, par value $1.00 per share. As of the date of this Agreement, 1,000 shares of such common stock were outstanding, no shares of such preferred stock were outstanding and all outstanding shares of such common stock were, and as of the Effective Time will be, owned by Reliance. All outstanding shares of capital stock of Reliance and Reliance Bank are, validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares held by Reliance in its treasury or by its Subsidiaries, are free and clear of all liens, encumbrances or restrictions (other than those imposed by applicable federal or state securities laws) and there are no agreements or understandings with respect to the voting or disposition of such shares.

                  (ii) As of the date of this Agreement, except for this Agreement, and as set forth in Reliance's Reports (as defined in Section 2.04(h)), neither Reliance nor any of its Subsidiaries has or is bound by any outstanding options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Reliance or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Reliance or any of its Subsidiaries or obligating Reliance or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of Reliance or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Reliance or any of its Subsidiaries.

         (c) Authority. Each of Reliance and Reliance Bank has the requisite corporate power and authority and subject to receipt of all required regulatory or governmental approvals as contemplated by Section 5.01(b) of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of Reliance and Reliance Bank. This Agreement has been duly executed and delivered by Reliance and Reliance Bank and constitutes a valid and binding obligation of Reliance and Reliance Bank, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

         (d)      [Intentionally Omitted.]

     (e) No Violations. The execution, delivery and performance of this Agreement by Reliance or Reliance Bank do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, including any

Environmental Law rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Reliance or Reliance Bank or to which Reliance or Reliance Bank (or any of their respective properties) is subject, or enable any person to enjoin the Merger or the other transactions contemplated hereby, (ii) a breach or violation of, or a default under, the certificate or articles of incorporation or bylaws of Reliance or Reliance Bank or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Reliance or Reliance Bank under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Reliance or Reliance Bank is a party, or to which any of its respective properties or assets may be bound or affected; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than the required approvals, consents and waivers of governmental authorities referred to in
Section 5.01(b). Reliance and Reliance Bank know of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 5.01(b) should not be obtained without the imposition of any material conditions or restrictions.

         (f) Consents. Except as referred to herein or in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act, the HOLA, the BMA, the FDIA, the NYBL the rules and regulations of the OTS, and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any other party is necessary for the consummation by Reliance or Reliance Bank of the Merger or the other transactions contemplated by this Agreement. As of the date hereof, Reliance knows of no reason why the approvals, consents and waivers of governmental authorities referred to in this Section 2.04(f) that are required to be obtained should not be obtained without the imposition of any material condition or restriction referred to in the last sentence of Section 5.01(b).

         (g)      [Intentionally Omitted.]

         (h) Reports. (i) As of their respective dates, neither Reliance's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, nor any other document filed subsequent to June 30, 1996 under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, each in the form (including exhibits and any documents specifically incorporated by reference therein) filed with the SEC (collectively, "Reliance's Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets contained or incorporated by reference in Reliance's Reports (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of income and of changes in stockholders' equity and of cash flows, contained or incorporated by reference in Reliance's Reports (including in each case any related notes and schedules), fairly presented the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

                  (ii) Reliance and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1992 with (A) the OTS, (B) the SEC, (C) the NASD and (D) any other self-regulatory organization, and have paid all fees and assessments due and payable in connection therewith.

         (i) Absence of Certain Changes or Events. Except as disclosed in Reliance's Reports filed on or prior to the date of this Agreement, true and complete copies of which have been provided by Reliance to Continental, since June 30, 1996, (i) Reliance and its Subsidiaries have not incurred any liability, except in the ordinary course of their business consistent with past practice, (ii) Reliance and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and (iii) there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on Reliance.

         (j) Absence of Claims. Except as set forth in Reliance's Reports, no litigation, proceeding or controversy claim or action before any court or governmental agency is pending against Reliance, Reliance Bank or any of its Subsidiaries, and, to the best of Reliance's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.

         (k) Absence of Regulatory Actions. Neither Reliance, Reliance Bank nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar written undertaking to, or is subject to any action, proceeding order or directive by, or is a recipient of any extraordinary supervisory letter from any Government Regulator, nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar written undertaking.

         (l) Reliance Common Stock. The shares of Reliance Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

         (m) Labor Matters. Neither Reliance, Reliance Bank nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Reliance, Reliance Bank or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel Reliance, Reliance Bank or any of its Subsidiaries to bargain with any labor organization as to wages and conditions of employment, nor is the management of Reliance aware of any strike, other labor dispute or organizational effort involving Reliance, Reliance Bank or any of its Subsidiaries pending or threatened. Reliance, Reliance Bank and its Subsidiaries are in compliance with applicable laws regarding employment of employees and retention of independent contractors, and are in compliance with applicable employment tax laws.

         (n) Employee Benefit Plans. All pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers, or other employees of Reliance or any of its Subsidiaries are hereinafter referred to collectively as the "Reliance Employee Plans". All of Reliance Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the Code upon Reliance or any of its subsidiaries. No liability, to the Pension Benefit Guaranty Corporation, has been or is expected by Reliance or any of its Subsidiaries to be incurred with respect to any Reliance Employee Plan which is subject to Title IV of ERISA ("Reliance Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by Reliance or any entity which is considered one employer with Reliance under
Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). No Reliance Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Reliance Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Reliance Pension Plan as of the end of the most recent plan year with respect to the respective Reliance Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Reliance Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Reliance Pension Plan within the 12-month period ending on the date hereof. Neither Reliance nor any Subsidiary of Reliance has provided, or is required to provide, security to any Reliance Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither Reliance, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980. Each Reliance Employee Plan of Reliance or of any of its Subsidiaries which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Reliance Qualified Plan") has received a favorable determination letter from the IRS and Reliance and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of Reliance, threatened litigation, administrative action or proceeding relating to any Reliance Employee Plan.

         (o) Compliance with Laws. Reliance, Reliance Bank and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of Reliance, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of Reliance have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity. The business of Reliance and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule or decree approval of any Governmental Entity.

         (p) Fees. Other than the financial advisory services performed for Reliance by Keefe, Bruyette & Woods, Inc., pursuant to an agreement, a true and complete copy of which will be delivered to Continental, neither Reliance, Reliance Bank nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokage fees, commissions, or finder's fee, and no broker or finder has acted directly or indirectly for the purchase of any Subsidiary of Reliance, in connection with the Agreement or the transactions contemplated hereby.

          (q) Environmental Matters. (i) With respect to Reliance and each of its Subsidiaries:

                           (A) Each of Reliance and its Subsidiaries, the Participation Facilities, and, to Reliance's knowledge, the Loan Properties (each as defined herein) are, and have been, in substantial compliance with all Environmental Laws (as defined herein);

                           (B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to Reliance's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of its Subsidiaries or any current or, to Reliance's knowledge, former Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the Release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries or any Participation Facility;

                           (C) To Reliance's knowledge, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or Reliance or any of its Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the Release into the environment of any Hazardous Material whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                           (D) To Reliance's knowledge, the properties currently or formerly owned or operated by Reliance or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material other than in compliance with applicable Environmental Law (provided, however, that with respect to properties formerly owned or operated by Reliance or any of its Subsidiaries, such representation is limited to the period Reliance or any such Subsidiary owned or operated such properties);

                           (E) None of Reliance or any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party relating to Hazardous Materials or Remediation (as defined herein) thereof or indicating that it may be in violation of, or liable under, any Environmental Law, or any actual or, to Reliance's knowledge, potential administrative or judicial proceedings in connection with any of the foregoing;

                           (F) To Reliance's knowledge, there are no underground storage tanks on, in or under any properties currently or formerly owned or operated by Reliance or any of its Subsidiaries, any Participation Facility or any Loan Property and no underground storage tanks have been closed or removed from any properties currently or formerly owned or operated by Reliance or any of its Subsidiaries, any Participation Facility or any Loan Property which are or have been in the ownership of Reliance or any of its Subsidiaries; and

                           (G) To Reliance's knowledge, during the period of (l) Reliance or any of its Subsidiaries' ownership or operation of any of their respective current or formerly owned properties, (m) Reliance's or any of its Subsidiaries' participation in the management of any Participation Facility, or (n) its or any of its Subsidiaries' holding of a security interest in a Loan Property, there has been no Release and there is currently no threatened Release of Hazardous Material in, on, under, affecting or migrating to such properties. To Reliance's knowledge, prior to the period of (x) Reliance's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) Reliance's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) Reliance's or any of its Subsidiaries' holding of a security interest in a Loan Property, there was no Release of Hazardous Material in, on, under, affecting or migrating to any such property, Participation Facility or Loan Property.

                  (ii) The  following  definitions  apply for  purposes  of this
Section 2.04(q): (u) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (v) "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (w) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any governmental entity, (A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation,
(i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material and (iii) any state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Loan Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Loan Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Loan Property; (x) "Hazardous Material" means any substance (whether solid, liquid or gas) which is listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, extremely hazardous wastes, or words of similar meanings or regulatory effect under any Environmental Laws, including, but not limited to, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl, flammables and explosives; (y) "Release" of any Hazardous Material includes, but is not limited to, any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials in violation of or requiring action under any applicable Environmental Law;

and (z) "Remediation" includes, but is not limited to, any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to prevent, cure or mitigate any Release of Hazardous Materials, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Materials.

     (r) Loan Portfolio; Allowance; Asset Quality. (i) With respect to each loan owned by Reliance, Reliance Bank or its Subsidiaries in whole or in part (each, a "Loan"), to the best knowledge of Reliance:

                           (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                           (B) neither Reliance, Reliance Bank nor any of its Subsidiaries nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, cancelled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                           (C) Reliance, Reliance Bank or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or Reliance Bank's applicable participation interest, as applicable); except as otherwise referenced on the books and records of Reliance Bank;

                           (D) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, cancelled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                           (E) there is no pending, threatened condemnation proceeding or similar proceeding affecting the property which serves as security for a Loan; except as otherwise referenced on the books and records of Reliance Bank;

                           (F) there is no litigation or proceeding pending, threatened, relating to the property which serves as security for a Loan that would have a Material Adverse Effect upon the related Loan; and

                           (G) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable.

                  (ii) The allowance for possible losses reflected in Reliance's audited statement of condition at June 30, 1996 was, and the allowance for possible losses shown on the balance sheets in Reliance's Reports for periods ending after June 30, 1996 will be, adequate, as of the dates thereof, under generally accepted accounting principles applicable to federal savings banks consistently applied, and since June 30, 1996, no regulatory agency has requested or required that Reliance increase any of such amounts.

                  (iii) The Reliance Disclosure Letter sets forth by type of loan and category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of Reliance Bank and its Subsidiaries that have been classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" (in the latter two cases, to the extent available) or words of similar import, and Reliance Bank and its Subsidiaries shall promptly after the end of any month inform Continental of any such classification arrived at any time after the date hereof. The OREO included in any non-performing assets of Reliance Bank or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent or management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

         (s) Investment Securities. (i) Except for investments in FHLB Stock and pledges to secure FHLB borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investments reflected in the consolidated balance sheet of Reliance included in Reliance's Report on Form 10-K for the year ended June 30, 1996, and none of the investment securities held by it or any of its Subsidiaries since June 30, 1996, is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                  (ii) Except as set forth in the Reliance Disclosure Letter, neither Reliance nor any Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the consolidated statements of condition and is a derivative contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) in the Reliance Disclosure Letter or disclosed in Reliance's Reports filed on or prior to the date hereof.

         (t) Registration Statement. The information to be supplied by it for inclusion in (i) the Registration Statement on Form S-4 and/or such other form(s) as may be appropriate to be filed under the Securities Act, with the SEC by Reliance for the purpose of, among other things, registering Reliance Common Stock to be issued to the Stockholders of Continental in the Merger (the "Registration Statement"), or (ii) the proxy statement to be filed with the FDIC by Continental under the Exchange Act and distributed in connection with Continental's meeting of its Stockholders to vote upon this Agreement (as amended or supplemented from time to time, the "Proxy Statement", and together with the prospectus included in the Registration Statement, as amended or supplemented from time to time, the "Proxy Statement-Prospectus") will not, at the time such Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (u) Books and Records. The books and records of Reliance and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements (including GAAP) and reflect in all material respects the substance of events and transactions that should be included therein.

         (v) Corporate Documents. Reliance will deliver to Continental true and complete copies of its certificate of incorporation and bylaws and of Reliance Bank's charter and bylaws. The minute books of Reliance and Reliance Bank constitute a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the stockholders of Reliance and Reliance Bank. The minute books of each of Reliance's Subsidiaries constitutes a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the stockholders of each Subsidiary.

         (w) Beneficial Ownership of Continental Common Stock. As of the date hereof, Reliance does not beneficially own any shares of Continental Common Stock and, other than as contemplated by the Option Agreement, does not have any option, warrant or right of any kind to acquire the beneficial ownership of any shares of Continental Common Stock.

         (x) Tax Treatment of the Merger. As of the date hereof, Reliance has no knowledge of any fact or circumstance that would prevent the transactions contemplated by this Agreement from qualifying as a tax-free reorganization under the Code.


                                   ARTICLE III

                           CONDUCT PENDING THE MERGER

         Section 3.01 Conduct of Continental's Business Prior to the Effective Time. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, Continental shall use commercially reasonable efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to, (i) conduct its business in the ordinary and usual course consistent with prudent banking practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of Continental, Reliance or Reliance Bank to perform its covenants and agreements on a timely basis under this Agreement, (iv) take no action which would adversely affect or delay the ability of Continental, Reliance or Reliance Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, and (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on Continental.

         Section  3.02   Forbearance  by  Continental.   Without  limiting  the
covenants set forth in Section 3.01 hereof, during the period from the date of this Agreement to the Effective Time Continental shall not, and shall not permit any of its Subsidiaries, without the prior written consent of Reliance, which consent shall not be unreasonably withheld, to:

         (a) change its corporate structure from that in effect on the date hereof, or put into effect any change in any provisions of the organization certificate or bylaws of Continental, or any similar governing documents of Continental's Subsidiaries;

         (b) issue any shares of capital stock or change the terms of any outstanding warrants or issue, grant or sell any warrant, call, commitment, right to purchase or agreement of any character relating to the authorized or issued capital stock of Continental except pursuant to the Option Agreement; adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; except that, if all of the conditions to the obligation of Continental, Reliance and Reliance Bank set forth in Article V hereof have been satisfied prior to September 30, 1997, but for the delivery of the certificates, opinion or conditions required by Sections 5.02(c), (d), (e) and (f) (for Reliance and Reliance Bank) and Section 5.03(c), (d), (e) and (f) (for Continental) and the Effective Time shall not have occurred, Continental may pay a dividend with respect to the quarter ended September 30, 1997 of Continental, in an amount equal to no more than $0.18 per share of Continental Common Stock, subject to Continental's normal procedures on declaration and payment of dividends, but no shareholder of Continental shall be entitled to receive dividends on any shares of Reliance Common Stock received as Merger Consideration with respect to that quarter.

         (c) other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, leases or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary of Continental or cancel, release or assign any indebtedness of any such person, except pursuant to contracts or agreements in force at the date of this Agreement and which have been described to Reliance;

         (d) except to the extent required by law or specifically provided for elsewhere herein or in the Continental Disclosure Letter, increase in any manner the compensation or fringe benefits of any of its employees or directors other than general increases in compensation for non-officer employees in the ordinary course of business consistent with past practice that do not cause the annualized compensation of any of Continental's non-officer employees following such increase, to exceed by more than 5% the total annual compensation expense of Continental with respect to such person for the twelve month period ended March 31, 1997 and that do not cause the annual rate of base salary of any of Continental's non-officer employees to increase by more than 5% over such person's base salary at March 31, 1997, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to or fund or otherwise establish any trust or account related to any Employee Plan (as defined in Section 2.03(n)) with or for the benefit of any employee or director; voluntarily accelerate the vesting of any stock options or other compensation or benefit; terminate or increase the costs to Continental or any Subsidiary or any Employee Plan; hire any employee with an annual compensation in excess of $35,000 or enter into any employment contract; or make any discretionary contributions to any Employee Plan;

         (e) except as contemplated by Section 4.02, change its method of accounting as in effect at December 31, 1996, except as required by changes in generally accepted accounting principles as concurred in writing by Continental's independent auditors;

         (f) other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $50,000 and other than investments for Continental's portfolio made in accordance with Section 3.02(g), make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

         (g) make any investment in any debt security, including mortgage-backed and mortgage related securities, other than US government and US government agency securities with final maturities not greater than five years, mortgage-backed or mortgage related securities which would not be considered "high risk" securities pursuant to Thrift Bulletin Number 52 issued by the OTS or securities of the FHLB, in each case that are purchased in the ordinary course of business consistent with past practice;

         (h) enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $20,000 per annum and other than contracts or agreements covered by Section 3.02(k);

         (i) settle any claim, action or proceeding involving any liability of Continental or any of its Subsidiaries for money damages in excess of $25,000 or material restrictions upon the operations of Continental or any of its Subsidiaries;

         (j) except in the ordinary course of business and in amounts less than $50,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

         (k) make, renegotiate, renew, increase, extend or purchase any (i) loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (A) in conformity with existing lending practices in amounts not to exceed $500,000 to any individual borrower or (B) loans or advances as to which Continental has a legally binding obligation to make such loan or advances as of the date hereof and a description of which has been provided by Continental in the Continental Disclosure Letter; provided, however, that Continental may not make, renegotiate, renew, increase, extend or purchase any loan that is underwritten based on either no or limited verification of income or otherwise without full documentation customary for such a loan; or (ii) loans, advances or commitments to directors, officers or other affiliated parties of Continental or any of its Subsidiaries except for renewals of any such loans referred to in this clause
(ii) or set forth in the Continental Disclosure Letter;

         (l) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to Continental except in satisfaction of debts previously contracted;

         (m) incur any additional borrowings beyond those set forth in the Continental Disclosure Letter other than short-term (six months or less) FHLB borrowings and reverse repurchase agreements consistent with past practice, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of Continental or any Subsidiary in effect at the date hereof or in connection with borrowings or reverse repurchase agreements permitted hereunder. Deposits shall not be deemed to be borrowings within the meaning of this paragraph;

         (n) make any capital expenditures in excess of $20,000 per expenditure from the date of this Agreement until the Effective Date other than pursuant to binding commitments existing on the date hereof disclosed in the Continental Disclosure Letter, other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

         (o) make any investment or commitment to invest in real estate or in any real estate development project, other than Small Business Administration 7A Program guaranteed loans or real estate acquired in satisfaction of defaulted mortgage loans and investments or commitments approved by the Board of Directors of Continental prior to the date of this Agreement and disclosed in writing to Reliance;

         (p) except pursuant to commitments existing at the date hereof which are disclosed in the Continental Disclosure Letter, and except for Small Business Administration 7A Program guaranteed loans make any real estate loans secured by undeveloped land or real estate located outside the State of New York or make any construction loan;

          (q)   establish   or  make  any   commitment   relating   to  the
establishment of any new branch or other office facilities;

         (r) organize, capitalize, lend to or otherwise invest in any Subsidiary, or invest in or acquire any equity or voting interest in any firm, corporation or business enterprise (other than securities of the FHLB that are purchased in the ordinary course of business consistent with past practice);

     (s) elect to the Board of Directors of Continental or to any office any person who is not a member of the Board of Directors of Continental or an officer of Continental as of the date of this Agreement; or

     (t) agree or make any commitment to take any action that is prohibited by this Section 3.02.

         In the event that Reliance does not respond in writing to Continental within three business days of receipt by Reliance of a written request for Continental to engage in any of the actions for which Reliance's prior written consent is required pursuant to this Section 3.02, Reliance shall be deemed to have consented to such action. Any request by Continental or response thereto by Reliance shall be made in accordance with the notice provisions of Section 8.07.

         The representations, warranties and covenants of Continental shall not be deemed untrue or incorrect or breached for any purpose as a consequence of Continental's compliance with this Section 3.02.

         Section 3.03 Conduct of Reliance's Business Prior to the Effective Time. Except as provided in this Agreement, during the period from the date of this Agreement to the Effective Time, Reliance shall use commercially reasonable efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to, (i) conduct its business in the ordinary and usual course consistent with prudent banking practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of Continental, Reliance or Reliance Bank to perform its covenants and agreements on a timely basis under this Agreement, (iv) take no action which would adversely affect or delay the ability of Continental, Reliance or Reliance Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, and (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on Reliance.


                                   ARTICLE IV

                                    COVENANTS

         Section 4.01 Acquisition Proposals. Continental agrees that neither it nor any of its Subsidiaries nor any of the respective officers and directors of Continental or its Subsidiaries shall, and Continental shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, (a) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of Continental) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or more than 10% of the assets or any equity securities of, Continental or any of its material Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, (b) except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised in writing by such board's counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Continental will notify Reliance immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with Continental after the date hereof, and the identity of the person making such inquiry, proposal or offer and the substance thereof. Subject to the foregoing, Continental will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Continental will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section
4.01. Continental will promptly request each person (other than Reliance) that has executed a confidentiality agreement prior to the date hereof in connection with its consideration of a business combination with Continental or any Subsidiary of Continental to return or destroy all confidential information previously furnished to such person by or on behalf of Continental or any of its Subsidiaries.

         Section 4.02 Certain Policies of Continental.

         (a) At the request of Reliance, Continental shall modify and change its loan, litigation, real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices after the date on which all required regulatory approval and shareholder approvals are received and after receipt of written confirmation from Reliance that it is not aware of any fact or circumstance that would prevent completion of the Merger and prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of Reliance Bank; provided, that such policies and procedures are not prohibited by generally accepted accounting principles or all applicable laws and regulations.

         (b) Continental's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 4.02.

         Section 4.03 Employees; Benefit Plans and Programs.

         (a) Each person who is employed by Continental immediately prior to the Effective Time (a "Continental Employee") and whose employment is not specifically terminated at or prior to the Effective Time (a "Continuing Employee") shall (except as set forth in Schedule 4.03(a) of the Continental
Disclosure Letter), at the Effective Time, become an employee (but not an officer) of Reliance Bank. Beginning at the Effective Time, except as otherwise determined by Reliance Bank, each of the Continuing Employees shall serve Reliance Bank upon the same terms and conditions generally applicable to other employees of Reliance Bank with comparable positions, with the following special provisions (including, without limitation, their status as at-will employees whose terms and conditions of employment are subject to change at any time):

                  (i) If it is not practical to enroll Continuing Employees as of the Effective Time in a particular employee benefit plan or program maintained by Reliance Bank for its employees (the "Reliance Bank Plans"), Reliance Bank shall continue any comparable plan or program of Continental in effect immediately prior to the Effective Time (the "Continental Plans") for a transition period. During the transition period, Continuing Employees shall continue to participate in Continental Plans which are continued, and all other employees of Reliance Bank will participate only in the comparable Reliance Bank Plans.

                  (ii) Reliance and Reliance Bank will amend each of their respective employee benefit plans and programs, other than any tax-qualified defined benefit or employee stock ownership plan, to recognize the service of each Continental Employee with Continental as service with Reliance and Reliance Bank for purposes of eligibility. Each of Continental's tax-qualified plans will be amended to provide that all benefits accrued by Continuing Employees through the Effective Time will be fully vested without regard to their length of service.

                  (iii) If Continental Employees become eligible to participate in a medical, dental or health plan of Reliance or Reliance Bank, Reliance shall cause, to the extent reasonably practicable without incurring additional premium costs, such plan to (A) waive any preexisting condition limitations for conditions covered under the applicable medical, health or dental plans of Continental and (B) honor any deductible and out of pocket expenses incurred by the Continental Employees and their beneficiaries under such plans during the portion of the calendar year prior to such participation. If Continuing Continental Employees become eligible to participate in a life insurance plan maintained by Reliance or Reliance Bank, Reliance shall cause, to the extent reasonably practicable without incurring additional premium costs, such plan to waive any medical certification for the Continental Employees up to the amount of coverage the Continental Employees had under the life insurance plan of Continental (but subject to any limits on the maximum amount of coverage under the life insurance plan of Reliance or Reliance Bank).

         (b) Reliance agrees (i) to honor the Specified Compensation and Benefit Programs, including the change in control provisions of such Programs, between Continental and each Named Individual as set forth on Schedule 4.03(b) of the Continental Disclosure Letter and (ii) to the payment of amounts and benefits to Named Individuals by Continental as of the Effective Time (or such earlier time as may be agreed to by Continental and Reliance) under the Specified Compensation and Benefit Programs in such amounts as calculated and disclosed on
Schedule 4.03(b) of the Continental Disclosure Letter.

         Notwithstanding any provision in the Sullivan Employment Agreement to the contrary, payments made pursuant to the Sullivan Employment Agreement as set forth on Schedule 4.03(b) of the Continental Disclosure Letter shall be final. There will be no further adjustment to such payments for potential future tax liabilities or otherwise. In addition, in the event of the death or disability of Mr. Sullivan on or after the date of this Agreement and prior to the Effective Time, payments to be made pursuant to the Sullivan Employment Agreement shall be made either to Mr.

Sullivan's estate or to Mr. Sullivan at the Effective Time. Continental and each Named Individual receiving payment under any of the Specified Compensation and Benefit Programs listed on Schedule 4.03(b) of the Continental Disclosure Letter shall execute a Joint Release, in the form annexed as Exhibit C (the "Release"). Reliance agrees to the issuance of such releases by Continental.

         Section 4.04 Access and Information.

         (a) Upon reasonable notice, Continental and Reliance shall (and shall cause its respective Subsidiaries to) afford to each other and their respective representatives (including, without limitation, directors, officers and employees of such party and its affiliates, and counsel, accountants and other professionals retained) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as either party may reasonably request except materials legally privileged or which either party is prohibited by law from disclosing; provided, however, that no investigation pursuant to this Section 4.04 shall affect or be deemed to modify any representation or warranty made herein. Reliance, Reliance Bank and Continental will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 4.04 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each of Reliance, Reliance Bank and Continental will keep confidential, and will cause its respective representatives to keep confidential, all information and documents obtained pursuant to this Section
4.04 unless such information (i) was already known to such party or an affiliate of such party, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to such party or an affiliate of such party from other sources not known by such party to be bound by a confidentiality obligation or agreement, (iii) is disclosed with the prior written approval of the other party or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party which furnished the same.

         (b) During the period of time beginning on the day the last approval of a governmental authority is obtained and continuing to the Effective Time, including weekends and holidays, Continental shall provide Reliance Bank and its authorized agents and representatives full access to Continental's offices after normal business hours for the purpose of installing necessary wiring and equipment to be utilized by Reliance Bank after the Effective Time; provided, that:

                  (i) reasonable advance notice of each entry shall be given to Continental, and Continental approves of each entry, which approval shall not be unreasonably withheld;

                    (ii) Continental shall have the right to have its employees or contractors present to inspect the work being done;

                  (iii) to the extent practicable, such work shall be done in a manner that will not interfere with Continental's business conducted at the branch;

               (iv) all such work shall be done in compliance with all applicable laws and government regulation, and Reliance Bank shall be responsible for the procurement, at

               Reliance  Bank's  expense,   of  all  required   governmental  or
          administrative permits and approvals;

                  (v) Reliance Bank shall maintain appropriate insurance satisfactory to Continental in connection with any work done by Reliance Bank's agents and representatives pursuant to this Section 4.04;

               (vi) Reliance Bank shall reimburse Continental for any material out-of-pocket costs or expenses incurred by Continental in connection with this undertaking; and

                  (vii) if this  Agreement  is  terminated  in  accordance  with
         Article VI hereof, Reliance Bank, within a reasonable time period and at its sole cost and expense, will restore such offices to their condition prior to the commencement of any such installation.

         Section 4.05 Certain Filings, Consents and Arrangements. Reliance, Reliance Bank and Continental shall (a) as soon as practicable (and in any event within 45 days after the date hereof) make (or cause to be made) any filings and applications and provide any notices, required to be filed or provided in order to obtain all approvals, consents and waivers of governmental authorities and third parties necessary or appropriate for the consummation of the transactions contemplated hereby or by the Option Agreement, (b) cooperate with one another
(i) in promptly determining what filings and notices are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation or under any relevant agreement or other document and (ii) in promptly making any such filings and notices, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers and (c) deliver to the other copies of the publicly available portions of all such filings, notices and applications promptly after they are filed.

         Section 4.06 Antitakeover Provisions. Continental and its Subsidiaries shall take all steps (i) to exempt or continue to exempt Continental, the
Agreement, the Merger and the Option Agreement from any provisions of an antitakeover nature in Continental's or its Subsidiaries' organization certificates and bylaws and the provisions of any federal or state antitakeover laws, and (ii) upon the request of Reliance, to assist in any challenge by Reliance to the applicability to the Agreement, the Merger or the Option Agreement of any state antitakeover law.

         Section  4.07  Additional   Agreements.   Subject  to  the  terms  and
conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

         Section 4.08 Publicity. The initial press release announcing this Agreement shall be a joint press release and thereafter Continental and Reliance shall consult with each other in issuing any press releases or otherwise making public statements with respect to the acquisition contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

         Section 4.09 Stockholders' Meeting. Continental shall take all action necessary, in accordance with applicable law and its corporate documents, to convene a meeting of its stockholders (the "Stockholder Meeting") as promptly as practicable for the purpose of considering and voting on approval and adoption of the transactions provided for in this Agreement. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised in writing by such board's counsel, the board of directors of Continental shall (a) recommend at the Stockholder Meeting that the stockholders vote in favor of and approve the transactions provided for in this Agreement, and (b) use its best efforts to solicit such approvals. In exercising its fiduciary duties, the board of directors of Continental may take into account the fairness opinion to be rendered by Sandler O'Neill & Partners, L.P.

         Section 4.10 Proxy; Registration Statement. As soon as practicable after the date hereof, Reliance and Continental shall cooperate with respect to the preparation of a Proxy Statement- Prospectus for the purpose of taking stockholder action on the Merger and this Agreement, file the Proxy Statement-Prospectus with the SEC and the FDIC, respond to comments of the staff of the SEC and the FDIC and promptly thereafter mail the Proxy Statement-Prospectus to all holders of record (as of the applicable record date) of shares of voting stock. Reliance and Continental each represents and covenants to the other party that the Proxy Statement-Prospectus and any amendment or supplement thereto, with respect to the information pertaining to it or its subsidiaries at the date of mailing to its stockholders and the date of its meeting of its stockholders to be held in connection with the Merger, will be in compliance with the Exchange Act and all relevant rules and regulations of the SEC and the FDIC and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Continental, in consultation with Reliance, shall employ professional proxy solicitors to assist it in contacting stockholders in connection with soliciting votes on the Merger.

         Section 4.11 Registration of Reliance Common Stock.

         (a) Reliance shall, as promptly as practicable following the preparation thereof (and in any event within 60 days hereof), file a
Registration Statement on Form S-4 (including any pre-effective or post-effective amendments or supplements thereto) with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement, and Reliance and Continental shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Reliance will advise Continental promptly after Reliance receives notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Reliance will provide Continental with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as Continental may reasonably request.

         (b) Reliance shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

         (c) Reliance shall use its best efforts to list, prior to the Effective Time, on the Nasdaq National Market, or such other market on which shares of Reliance shall then be trading, subject only to official notice of issuance, the shares of Reliance Common Stock to be issued by Reliance in exchange for the shares of Continental Common Stock.

         Section 4.12 Affiliate Letters. No later than the tenth business day following the mailing of the Proxy Statement-Prospectus referred to in Section 4.10, Continental shall deliver to Reliance, after consultation with legal counsel, a list of the names and addresses of those persons it deems to be "Affiliates" of Continental within the meaning of Rule 145 promulgated under the Securities Act and a letter in the form attached hereto as Exhibit D restricting the disposition of shares of Reliance Common Stock to be received by such Affiliate in exchange for such Affiliate's shares of Continental Common Stock.

         Section 4.13 Notification of Certain Matters. Each party shall give prompt notice to the others of: (a) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of Continental and its Subsidiaries taken as a whole to which Continental or any Subsidiary is a party or is subject; and (b) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Event. Each of Continental and Reliance shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

         Section 4.14 Indemnification; Directors' and Officers' Insurance.

         (a) From and after the Effective Time through the sixth anniversary of the Effective Date, Reliance agrees to indemnify and hold harmless each present and former director and officer of Continental or its Subsidiaries and each officer or employee of Continental or its Subsidiaries that is serving or has served as a director or trustee of another entity expressly at Continental's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement, including the entering into of the Option Agreement), whether asserted or claimed prior to, at or after the Effective Time, and to advance any such Costs to each Indemnified Party as they are from time to time incurred, in each case to the fullest extent then permitted under applicable law.

         (b) Any  Indemnified  Party  wishing  to  claim  indemnification  under
Section 4.14(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Reliance thereof, but the failure to so notify shall not relieve Reliance of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation, (i) Reliance shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and Reliance shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if Reliance does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues that raise conflicts of interest between Reliance and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and Reliance shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, to be paid promptly as statements therefor are received; provided, however, that Reliance shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter; and (iii) Reliance shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, or defenses available to, such Indemnified Party.

         (c) Reliance shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 4.14 to the fullest extent permitted under applicable law. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

         (d) For a period of six years after the Effective Time, Reliance shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Continental (provided that Reliance may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amount containing terms which are no less advantageous to the beneficiaries thereof); provided, however, that in no event shall Reliance be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 4.14(d), any premiums, in the aggregate for such six year period, in excess of $180,000 (the "Maximum Amount"); provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Reliance shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount; and provided, further, that officers and directors of Continental may be required to make application and provide customary representations and warranties to Reliance's insurance carrier for the purpose of obtaining such insurance.


                                    ARTICLE V

                           CONDITIONS TO CONSUMMATION

         Section 5.01 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the fulfillment of the following conditions:

               (a) this Agreement shall have been approved by the requisite vote of Continental's stockholders in accordance with applicable law;

         (b) all necessary regulatory or governmental approvals, consents or waivers required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; and all other consents, waivers and approvals of any third parties which are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made except for those the failure to obtain would not have a Material Adverse Effect (i) on Continental and its subsidiaries taken as a whole or (ii) on Reliance and its Subsidiaries taken as a whole. None of the approvals or waivers referred to herein shall contain any term or condition which would have a Material Adverse Effect on (x) Continental and its Subsidiaries taken as a whole or (y) Reliance and its Subsidiaries taken as a whole;

     (c) no party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger;

         (d) no statute, rule or regulation, shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger;

         (e) the Registration Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained;

     (f) Reliance shall have received the agreement referred to in Section 4.12 from each affiliate of Continental; and

         (g) Reliance shall have received all state securities laws and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

         Section 5.02 Conditions to the Obligations of Reliance and Reliance Bank Under this Agreement. The obligations of Reliance and Reliance Bank to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by Reliance:

         (a) each of the obligations of Continental required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Continental contained in this Agreement shall be true and correct, subject to Sections 2.01 and 2.02, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date). Reliance shall have received a certificate to the foregoing effect signed by the president and the chief financial or principal accounting officer of Continental;

         (b) all action required to be taken by, or on the part of, Continental to authorize the execution, delivery and performance of this Agreement and the consummation by Continental of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of Continental, and Reliance shall have received certified copies of the resolutions evidencing such authorization;

         (c) Reliance shall have received certificates (such certificates to be dated as of a day as close as practicable to the date of the Closing) from appropriate authorities as to the good standing of Continental;

         (d) Reliance shall have received an opinion of Thacher Proffitt & Wood, counsel to Reliance, dated as of the Effective Date in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to Reliance, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

                  (i) No gain or loss will be recognized by Reliance, Reliance Bank or Continental as a result of the Merger;

                  (ii) Except to the extent of any cash received in lieu of a fractional share interest in Reliance Common Stock, no gain or loss will be recognized by the stockholders of Continental who exchange their Continental Stock for Reliance Common Stock pursuant to the Merger;

                  (iii) The tax basis of Reliance Common Stock received by stockholders who exchange their Continental Common Stock for Reliance Common Stock in the Merger will be the same as the tax basis of Continental Common Stock surrendered pursuant to the Merger, reduced by any amount allocable to a fractional share interest for which cash is received and increased by any gain recognized on the exchange; and

                  (iv) The holding period of Reliance Stock received by each stockholder in the Merger will include the holding period of
         Continental Common Stock exchanged therefor, provided that such stockholder held such Continental Common Stock as a capital asset on the date of the Merger.

         Such opinion may be based on, in addition to the review of such matters of fact and law as Thacher Proffitt & Wood considers appropriate, (i) representations made at the request of Thacher Proffitt & Wood by Reliance, Reliance Bank, Continental, stockholders of Reliance or Continental, or any combination of such persons and (ii) certificates provided at the request of Thacher Proffitt & Wood by officers of Reliance, Reliance Bank, Continental and other appropriate persons;

         (e) Continental shall have caused to be delivered to Reliance "cold comfort" letters or letters of procedures from Continental's independent certified public accountants, dated (i) the date of the mailing of the Proxy Statement to Continental's stockholders and (ii) a date not earlier than five business days preceding the date of the Closing and addressed to Reliance, concerning such matters as are customarily covered in transactions of the type contemplated hereby; and

         (f) Each Named Individual receiving payment under any of the Specified Compensation and Benefit Programs referred to in Section 4.03(b) shall have executed and delivered to Reliance a Release.

         Section 5.03 Conditions to the Obligations of Continental. The obligations of Continental to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by Continental:

         (a) each of the obligations of Reliance and Reliance Bank, respectively, required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Reliance and Reliance Bank contained in this Agreement shall be true and correct, subject to Sections 2.01 and 2.02, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date). Continental shall have received a certificate to the foregoing effect signed by the president and the chief financial officer of Reliance;

         (b) all action required to be taken by, or on the part of, Reliance and Reliance Bank to authorize the execution, delivery and performance of this Agreement and the consummation by Reliance and Reliance Bank of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Reliance, and Continental shall have received certified copies of the resolutions evidencing such authorization;

         (c) Continental shall have received certificates (such certificates to be dated as of a day as close as practicable to the date of the Closing) from appropriate authorities as to the good standing of Reliance and corporate existence of Reliance Bank;

         (d) Continental shall have received an opinion of Muldoon, Murphy & Faucette, counsel to Continental, dated as of the Effective Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to Continental, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

                           (i) No gain or loss will be recognized by Reliance, Reliance Bank or Continental as a result of the Merger;

                           (ii) Except to the extent of any cash received in lieu of a fractional share interest in Reliance Common Stock, no gain or loss will be recognized by the stockholders of Continental who exchange their Continental Common Stock for Reliance Common Stock pursuant to the Merger;

                           (iii) The tax basis of  Reliance  Stock  received  by
                  stockholders who exchange their Continental Common Stock for Reliance Common Stock in the Merger will be the same as the tax basis of Continental Common Stock surrendered pursuant to the Merger, reduced by any amount allocable to a fractional share interest for which cash is received and increased by any gain recognized on the exchange;

                           (iv) The holding period of Reliance Stock received by
                  each stockholder in the Merger will include the holding period of Continental Common Stock exchanged therefor, provided that such stockholder held such Continental Common Stock as a capital asset on the date of the Merger;

         Such opinion may be based on, in addition to the review of such matters of fact and law as Muldoon, Murphy & Faucette considers appropriate, (i) representations made at the request of Muldoon, Murphy & Faucette by Reliance, Reliance Bank, Continental, stockholders of Reliance or Continental, or any combination of such persons and (ii) certificates provided at the request of Muldoon, Murphy & Faucette by officers of Reliance, Reliance Bank, Continental and other appropriate persons;

         (e) Reliance shall have caused to be delivered to Continental "cold comfort" letters or letters of procedures from Reliance's independent certified public accountants, dated (i) the date of the mailing of the Proxy Statement-Prospectus to Continental's stockholders and (ii) a date not earlier than five business days preceding the date of the Closing and addressed to
Continental, concerning such matters as are the customarily covered in transactions of the type contemplated hereby; and

         (f) Reliance shall have caused to be listed on the Nasdaq National Market, or on such other market on which shares of Reliance Common Stock shall then be trading, subject only to official notice of issuance, the shares of Reliance Common Stock to be issued by Reliance in exchange for the shares of Continental Common Stock.


                                   ARTICLE VI

                                   TERMINATION

         Section 6.01 Termination. This Agreement may be terminated, and the Merger abandoned, at or prior to the Effective Date, either before or after its approval by the stockholders of Continental and Reliance:

         (a) by the mutual consent of Reliance and Continental, if the board of directors of each so determines by vote of a majority of the members of its entire board;


         (b) by Reliance or Continental, if its board of directors so determines by vote of a majority of the members of its entire board, in the event of (i) the failure of the stockholders of Continental to approve the Agreement at its meeting called to consider such approval; provided, however, that Continental or Reliance, as the case may be, shall only be entitled to terminate the Agreement pursuant to this clause (i) if it has complied in all material respects with its obligations under Sections 4.09 and 4.10, or (ii) a material breach by the other party hereto of any representation, warranty, covenant or agreement contained herein which causes the conditions set forth in Section 5.02(a) (in the case of termination by Reliance) and Section 5.03(a) (in the case of the termination by Continental) not to be satisfied and such breach is not cured within 25 business days after written notice of such breach is given to the party committing such breach by the other party; or which breach is not capable of being cured by the date set forth in Section 6.01(d) or any extension thereof;

         (c) by Reliance or Continental by written notice to the other party if either (i) any approval, consent or waiver of a governmental agency required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement;

         (d) by Reliance or Continental, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by March 31, 1998, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate.

         (e) by Continental, if its board of directors so determines by a majority vote of members of its entire board, at any time during the five-day period commencing with the Valuation Date, if both of the following conditions are satisfied:

                           (i) Reliance Market Value is less than $19.20, adjusted as indicated in the last sentence of this Section 6.01(e) (the "Initial Reliance Market Value"); and

                           (ii) (A) the number  obtained  by  dividing  Reliance
                  Market Value on such Valuation Date by the Initial Reliance Market Value (the "Reliance Ratio") is less than (B) the number obtained by dividing the Final Index Price by the Initial Index Price and subtracting 0.15 from the quotient in this clause (ii)(B) (the "Index Ratio");

subject, however, to the following three sentences: (1) if Continental elects to exercise its termination right pursuant to this Section 6.01(e), it shall give prompt written notice to Reliance (provided, further, that such notice of election to terminate may be withdrawn at any time during the five-day period);
(2) for a period of seven days commencing with its receipt of such notice, Reliance shall have the option to increase the consideration to be received by the holders of Continental Common Stock hereunder, by adjusting the Merger Consideration to equal the lesser of (x) a number equal to a fraction, the numerator of which is $19.20 and the denominator of which is the Reliance Market Value, and (y) a number equal to a fraction, the numerator of which is the Index Ratio multiplied by 1.1 and the denominator of which is Reliance Ratio; and (3) if Reliance so elects it shall give prompt written notice to Continental of such election and the adjusted Merger Consideration, whereupon no termination shall have occurred pursuant to this Section 6.01(e) and this Agreement shall remain in effect in accordance with its terms (except as the Merger Consideration shall have been so adjusted).

         For purposes of this Section 6.01(e), the following terms shall have the meanings indicated below:

                  "Final Index Price" means the sum of the Final Prices for each company comprising the Index Group multiplied by the applicable weighting.

                  "Final Price," with respect to any company being a member of the Index Group, means the average of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 15 trading days ending on the Valuation Date, adjusted as indicated in the last sentence of this Section 6.01(e).

                  "Index Group" means the 19 financial institution holding companies listed below, the common stock of all of which are publicly traded and as to which there have not been any publicly announced proposal at any time during the period beginning on the date of this Agreement and ending on the Valuation Date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced at any time during the period beginning on the date of this Agreement and ending on the Valuation Date, such company shall be removed from the Index Group, and the weights attributed to the remaining companies shall be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The 19 financial institution holding companies and the weights attributed to them are as follows:

                           Holding Company                          Weighting

                           Commonwealth Bancorp, Inc.                   6.56%
                           Dime Community Bancorp, Inc.                 6.09%
                           Eagle Financial Corp.                        3.24%
                           First Essex Bancorp, Inc.                    3.30%
                           First Indiana Corporation                    5.12%
                           Flushing Financial Corp.                     4.02%
                           Haven Bancorp, Inc.                          3.65%
                           InterWest Bancorp, Inc.                      6.25%
                           Jefferson Savings Bancorp                    3.25%
                           JSB Financial, Inc.                         11.00%
                           Life Bancorp, Inc.                           4.89%
                           Magna Bancorp, Inc.                          6.56%
                           ML Bancorp, Inc.                             4.59%
                           Ocean Financial Corp.                        7.18%
                           PennFed Financial Services Inc.              3.14%
                           Queens County Bancorp, Inc.                 11.07%
                           SIS Bancorp, Inc.                            2.22%
                           Vermont Financial Services Corp.             4.88%
                           York Financial Corp.                         3.26%


                  "Initial Index Price" means the sum of each per share closing price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded on the trading day immediately preceding the public announcement of this Agreement.

                  "Reliance  Market  Value"  shall have the meaning set forth in
Section 1.02(c) hereof.

               "Valuation Date" means the Valuation Date, as defined in Section 1.02(c) hereof.

If Reliance or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Valuation Date, the prices for the common stock of such company shall be appropriately adjusted, in the manner specified in Section 1.02(b) of this Agreement, for the purposes of applying this Section 6.01(e).

         Section 6.02 Effect of Termination. In the event of the termination of this Agreement by either Reliance or Continental, as provided above, this Agreement shall thereafter become void and, subject to the provisions of Section 8.02, there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in this Agreement.

         Section 6.03 Third Party Termination Fee. In recognition of the efforts, expenses and other opportunities foregone by Reliance while structuring the Merger, the parties agree that Continental shall pay to Reliance the termination fee of three hundred fifty thousand dollars ($350,000) in cash on demand if, during a period of eighteen (18) months after the date hereof but prior to the termination of this Agreement in accordance with its terms (provided the Agreement is not terminated by Reliance pursuant to Section 6.01(b)), any of the following occurs:

     (a) the acquisition by any person other than Reliance or an affiliate of Reliance of beneficial ownership of 20% or more of the then outstanding voting power of Continental;

         (b) Continental or any of its Subsidiaries, without having received Reliance's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined herein) with any person (the term "person" for purposes of this Section 6.03 having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than Reliance or any of its Subsidiaries or the Board of Directors of Continental shall have recommended that the stockholders of Continental approve or accept any Acquisition Transaction with any person other than Reliance or any of its Subsidiaries. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Continental, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Continental or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of Continental; provided, that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Continental and/or its Subsidiaries; or

         (c) after a bona fide proposal is made by a third party to Continental or its stockholders to engage in an Acquisition Transaction, (i) Continental shall have willfully breached any covenant or obligation contained in the Agreement and such breach would entitle Reliance to terminate the Agreement or
(ii) the holders of Continental Common Stock shall not have approved the Agreement at the meeting of such stockholders held for the purpose of voting on the Agreement, or such meeting shall not have been held or shall have been canceled prior to termination of the Agreement or (iii) Continental's board of directors shall have withdrawn or modified in a manner adverse to Reliance the recommendation of Continental's board of directors with respect to the Agreement.

         Notwithstanding the foregoing, Continental shall not be obligated to pay to Reliance such termination fees in the event that (i) Continental or Reliance validly terminates this Agreement pursuant to Section 6.01(a) or 6.01(c) or (ii) Continental terminates this Agreement pursuant to Section 6.01(b)(ii) or 6.01(e).


                                   ARTICLE VII

                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME

         Section 7.01 Effective Date and Effective Time. The closing of the transactions contemplated hereby shall take place at the offices of Reliance, 585 Stewart Avenue, Garden City, New York 11530, on such date (the "Closing Date") and at such time as Reliance reasonably selects that is not earlier than the later of (a) October 12, 1997 or (b) the last business day of the month in which the expiration of the last applicable waiting period in connection with approvals of governmental authorities shall occur and all conditions to the consummation of this Agreement are satisfied or waived, or on such earlier, or such other date as may be agreed by the parties. On the Closing Date, Reliance Bank and Continental shall execute articles of merger in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing or on such date as may be specified in such articles of merger. The date of such filing or such later effective date is herein called the "Effective Date." The "Effective Time" of the Merger shall be as set forth in such articles of merger.

         Section 7.02 Deliveries at the Closing. Subject to the provisions of Articles V and VI, on the Closing Date there shall be delivered to Reliance and Continental the documents and instruments required to be delivered under Article V.


                                  ARTICLE VIII

                              CERTAIN OTHER MATTERS

     Section  8.01  Certain  Definitions;   Interpretation.  As  used  in  this
Agreement, the following terms shall have the meanings indicated:

         "material" means material to Reliance or Continental (as the case may be) and its respective subsidiaries, taken as a whole.

         "person"  includes  an  individual,   corporation,   limited  liability
company, partnership, association, trust or unincorporated organization.

         When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to any other gender.

         Section  8.02  Survival.  Only those  agreements  and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including Sections 4.03, 4.04(a), 4.14 and 8.06 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time. If the Agreement shall be terminated, the agreements of the parties in the last three sentences of Section 4.04, Section 6.03 and Section 8.06 shall survive such termination.

         Section 8.03 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be: (i) waived in writing by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of Continental or Reliance, no amendment may be made that would reduce the Merger Consideration or contravene applicable New York or federal banking laws, rules and regulations.

         Section  8.04   Counterparts.   This  Agreement  may  be  executed  in
counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         Section 8.05 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

         Section  8.06  Expenses.  Each  party  hereto  will bear all  expenses
incurred  by  it  in  connection  with  this  Agreement  and  the   transactions
contemplated hereby.

         Section 8.07 Notices. All notices, requests, acknowledgements and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice to the other party hereto.

                                                       -54-
         If to Continental, to:

                           Continental Bank
                           118 7th Street
                           Garden City, New York  11530-0899
                           Facsimile:      (516) 741-0667
                           Attention:      John P. Sullivan
                                           President and Chief Executive Officer
                  With copies to:

                           Muldoon, Murphy & Faucette
                           5101 Wisconsin Avenue, NW
                           Washington, DC 20016
                           Facsimile:       (202) 966-9409
                           Attention:       Douglas P. Faucette, Esq.

         If to Reliance or Reliance Bank, to:

                           Reliance Bancorp, Inc.
                           585 Stewart Avenue
                           Garden City, New York  11530
                           Facsimile:      (516) 222-1805
                           Attention:      Raymond A. Nielsen
                                           President and Chief Executive Officer

                  With copies to:

                           Thacher Proffitt & Wood
                           Two World Trade Center
                           New York, New York  10048
                           Facsimile:       (212) 912-7751
                           Attention:       Omer S. J. Williams, Esq.


         Section 8.08 Entire Agreement; etc. This Agreement, together with the Option Agreement and the Disclosure Letters represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for Section 4.14, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

       Section 8.09 Assignment. This Agreement may not be assigned by any party hereto without the written consent of the other parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

               RELIANCE BANCORP, INC.



               By: /s/ Raymond A. Nielsen
                       --------------------------
                       Raymond A. Nielsen
                       President and Chief Executive Officer



               RELIANCE FEDERAL SAVINGS BANK



               By: /s/ Raymond A. Nielsen
                       --------------------------
                       Raymond A. Nielsen
                       President and Chief Executive Officer


               CONTINENTAL BANK



               By: /s/ John P. Sullivan
                       ------------------------
                       John P. Sullivan
                       President and Chief Executive Officer

                                                                     Exhibit A


               [FORM OF LETTER FOR DIRECTORS AND CERTAIN OFFICERS]


                                            May ___, 1997

Reliance Bancorp, Inc.
585 Stewart Avenue
Garden City, NY  11530-5724

Attention:        Raymond A. Nielsen
         President and Chief Executive Officer

Ladies and Gentlemen:

         The undersigned understands that Reliance Bancorp, Inc. ("Reliance") and its subsidiary, Reliance Federal Savings Bank ("Reliance Bank"), are considering entering into an Agreement and Plan of Merger, to be dated as of the date hereof (the "Merger Agreement"), with Continental Bank ("Continental") providing for the merger of Continental with and into Reliance Bank (the
"Merger") and that Reliance has required, as a condition to entering into the Merger Agreement, that each of the Directors and certain Officers of Continental enter into this Letter Agreement. In consideration of the substantial expenses and other obligations Reliance will incur in connection with the transactions contemplated by the Merger Agreement and in order to induce Reliance to execute the Merger Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes as follows:

         1. The undersigned represents and warrants that he or she is the beneficial and record owner of ______ shares of common stock, par value $5.00 per share, of Continental (the "Common Stock") and has voting authority over _________ shares of Common Stock.

         2. The undersigned will be present in person or by proxy at all meetings of Stockholders of Continental called to vote for approval of the Merger so that all shares of Common Stock shall be counted for purposes of a quorum at each such meeting and vote, or cause to be voted, for approval of the Merger all shares of Common Stock that, on the record date therefor, are beneficially owned by the undersigned or with respect to which the undersigned has the power to vote, and vote against any other proposal of a similar nature not involving Reliance.

         3. The undersigned agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any shares of Common Stock now or hereafter beneficially owned by the undersigned (including as part of a transaction involving the sale of Continental); provided, however, that nothing contained herein shall prohibit the undersigned from pledging any of such shares pursuant to a standard margin

                                                                        Page 2.
Reliance Bancorp, Inc.,
May __, 1997


contract or arrangement. In the case of any transfer by operation of law, this letter agreement shall be binding upon and inure to the transferee. Any transfer or other disposition in violation of the terms of this paragraph 3 shall be null and void.

         4. This letter agreement shall terminate at the time of the termination of the Merger Agreement, except that any such termination shall be without prejudice to the rights of the undersigned arising out of any breach of any agreement or representation contained herein.

         This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one document. This Letter Agreement constitutes the complete understanding between the undersigned and Reliance concerning the subject matter hereof. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

                                            Very truly yours,





Accepted:

RELIANCE BANCORP, INC.


By:
         ----------------
Name:    Raymond A. Nielsen
Title:   President and Chief Executive Officer

                                                                    Exhibit B


                 [FORM OF LETTER FOR CERTAIN MAJOR STOCKHOLDERS]


                                                              May __, 1997


Reliance Bancorp, Inc.
585 Stewart Avenue
Garden City, New York 11530-5724

Attention:     Mr. Raymond A. Nielsen
               President and Chief Executive Officer

Ladies and Gentlemen:

               The undersigned understands that Reliance Bancorp, Inc. ("Reliance") and its subsidiary, Reliance Federal Savings Bank ("Reliance Bank"), are considering entering into an Agreement and Plan of Merger, to be dated as of the date hereof (the "Merger Agreement"), with Continental Bank ("Continental") providing for the merger of Continental with and into Reliance Bank (the "Merger") and that Reliance has required, as a condition of entering into the Merger Agreement, that certain major stockholders of Continental enter into this Letter Agreement. In consideration of the substantial expenses and other obligations Reliance will incur in connection with the transactions contemplated by the Merger Agreement and in order to induce Reliance to execute the Merger Agreement and to proceed to incur such expenses, the undersigned agrees and undertake as follows:

               1. The undersigned represents and warrants that he or she is the beneficial owner of _______ shares of common stock, par value $5.00 per share, of Continental (the "Common Stock") and has voting authority over _________ shares of Common Stock.

               2. The undersigned will be present in person or by proxy at all meetings of Stockholders of Continental called to vote for approval of the Merger so that all shares of Common Stock shall be counted for purposes of a quorum at each such meeting and vote, or cause to be voted, for approval of the Merger all shares of Common Stock that, on the record date therefor, are beneficially owned by the undersigned or with respect to which the undersigned has the power to vote, and vote against any other proposal of a similar nature not involving Reliance.

               3. The undersigned agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any shares of Common Stock (including as part of a transaction involving the sale of Continental); provided, however, that nothing contained herein shall prohibit the undersigned from pledging any of such shares pursuant to a standard margin contract or arrangement. In the case of any transfer by

                                                                       Page 2.
Reliance Bancorp, Inc.,
May __, 1997

operation of law, this letter agreement shall be binding upon and inure to the transferee. Any transfer or other disposition in violation of the terms of this paragraph 3 shall be null and void.

               4. The undersigned agrees that he or she shall not, and shall direct and use all reasonable efforts to cause his or her respective employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by them) not to, wilfully take, or cause to be taken, any action that could impair the prospects of completing the Merger in accordance with the Merger Agreement.

               5. This Letter Agreement shall terminate at the time of the termination of the Merger Agreement, except that any such termination shall be without prejudice to the rights of the undersigned arising out of any breach of any agreement or representation contained herein.

               This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one document. This letter agreement constitutes the complete understanding between the undersigned and Reliance concerning the subject matter hereof. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state.


                                                       Very truly yours,






Accepted:

RELIANCE BANCORP, INC.


By:
         -----------------
Name:    Raymond A. Nielsen
Title:   President and Chief Executive Officer

                                                                   Exhibit C
                              FORM OF JOINT RELEASE
         1. In consideration of the payment of the following amounts of compensation and benefits due to me under the compensation and benefit plans specified below (collectively, the "Specified Compensation and Benefit Plans"):


Specified Compensation                                         Gross Amount
  and Benefit Plan                                      (before tax withholding)
------------------------------------                   ------------------------
Employment Agreement dated
___________, as amended
------------------------------------
Phantom Stock Units (_____ units
multiplied by Reliance Market Value)
------------------------------------
Severance Pay
------------------------------------
Payment in lieu of Accrued Vacation
------------------------------------
Performance Bonus Program
------------------------------------
Retention Bonus Program
================================================================================

the receipt of which is hereby acknowledged, [NAME], for himself and his heirs, executors, administrators, successors and assigns, hereby irrevocably and unconditionally release and forever discharge Continental Bank ("Continental"), the stockholders, subsidiaries, affiliates, officers, directors, employees and agents of Continental, and their respective heirs, executors, administrators, successors and assigns, including, but not limited to Reliance Federal Savings Bank and Reliance Bancorp, Inc. (all of the foregoing, collectively, the "Releasee") of and from all known or unknown actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasee, he or his heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may, have by reason of any matter, cause or thing whatsoever for payment or provision of any benefit or amount owed pursuant to any Specified Compensation and Benefit Plan, other than the welfare benefits to be provided after the Effective Time (including group life, medical and dental benefits).

         2. Continental Bank ("Continental"), for itself and for its successors and assigns, hereby irrevocably and unconditionally release and forever discharge [NAME] and his heirs, executors, administrators, successors and assigns of and from all known or unknown actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which, against him, Continental or its successors and assigns ever had, now have or hereafter can, shall or may, have by reason of any matter, cause or thing whatsoever for payment or provision of any benefit or amount owed pursuant to any Specified Compensation and Benefit Plan.

                                                                       Page 2.

          3. This instrument may not be modified otherwise than by written instrument signed, and acknowledged before a notary public, by the party against whom enforcement of the modification is sought.

                  IN WITNESS WHEREOF, I have executed this Instrument this ____ day of ________, 1997.


                                     [NAME]
                                             ----------------------------

                                                     CONTINENTAL BANK


                                                     By
                                                          Name:
                                                                 --------------
                                                          Title:
[SEAL]
Attest:


--------------------
Secretary


STATE OF NEW YORK )
                 : ss.
COUNTY OF NASSAU  )

                  On ___________, 19____, before me personally came [NAME], to me known, and known to me to be the person named in the above instrument, who did depose and say that he is the person referred to as the undersigned in the above instrument and that he signed his name thereto as his free act and deed.


                                                  --------------------------
                                  Notary Public
STATE OF NEW YORK )
                 : ss.
COUNTY OF NASSAU  )

                  On ___________, 19____, before me personally came ____________________________, to me known, who did depose and say that he resides at _______________________________________; that he is
_______________________ of Continental Bank, the corporation named in the foregoing instrument; that he knows the seal of such corporation; that the seal affixed to the foregoing instrument is such seal; such seal was affixed to such instrument by order or the Board of Directors of such corporation; and that he signed his name thereto by like order.

                                                  --------------------------
                                  Notary Public

                                                                     Exhibit D

                           [FORM OF AFFILIATE LETTER]



                                       ________  __, 1997

Reliance Bancorp, Inc.
585 Stewart Avenue
Garden City, New York  11530

Attention:        Mr. Raymond A. Nielsen
                  President and Chief Executive Officer


Ladies and Gentlemen:

         Reference is made to the Agreement and Plan of Merger, dated as of May __, 1997 (the "Merger Agreement"), by and among Reliance Bancorp, Inc., a Delaware corporation ("Reliance"), Reliance Federal Savings Bank, a federally chartered stock savings bank and a wholly owned subsidiary of Reliance ("Reliance Bank"), and Continental Bank, a New York chartered stock commercial bank ("Continental"). The Merger Agreement provides, among other things, for the merger of Continental with and into Reliance Bank, with Reliance Bank being the surviving entity (the "Merger"). Upon consummation of the Merger, each share of Continental common stock, par value $5.00 per share ("Continental Common Stock") other than Excluded Shares (as defined in the Merger Agreement) will become and be converted into the right to receive 1.1 shares of common stock, par value $0.01 per share, of Reliance ("Reliance Common Stock") as determined pursuant to
Section 1.02 of the Merger Agreement. This Letter Agreement is being entered into pursuant to Section 4.12 of the Merger Agreement.

         I have been advised that (i) the Merger constitutes a transaction covered by Rule 145 of the Rules and Regulations (the "Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and (ii) I may be deemed to be an affiliate of Continental, as the term "affiliate" is defined for purposes of Rule 145 under the Act; and that, accordingly, the shares of Reliance Common Stock that I may acquire in connection with the Merger may be disposed of only in conformity with the provisions hereof.

         I hereby represent and warrant to, and covenant with, Reliance as follows:

         1. I have full power to execute this Letter Agreement, to make the representations, warranties and agreements herein and to perform my obligations hereunder.

         2. I have carefully read this Letter Agreement and, to the extent I felt necessary, discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of shares of Reliance Common Stock with my counsel or counsel for Continental.

                                                                        Page 2
Reliance Bancorp, Inc.,
May __, 1997

         3. In the event I receive any shares of Reliance Common Stock in exchange for shares of Continental Common Stock as a result of the consummation of the Merger, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor, or any option, right or other interest (all such shares and securities being referred to herein as "Restricted Securities"), and with respect to any such Restricted Securities:

                  (A) I will not make any sale, transfer or other disposition of Restricted Securities in violation of the Act or the Regulations.

                  (B) I have been advised that the shares of Reliance Common Stock to be issued in the Merger have been registered under the Act by a Registration Statement of Reliance on Form S-4. However, I have also been advised that because (i) at the time of the submission of the Merger Agreement to a vote of the stockholders of Continental, I may be deemed an affiliate of Continental, and (ii) the distribution by me of Reliance Common Stock has not been registered under the Act, that I may not sell, transfer or otherwise dispose of Reliance Common Stock issued to me in the Merger or other Restricted Securities unless (a) such sale, transfer or other disposition has been registered under the Act,
         (b) such sale, transfer or other disposition is made in conformity with the volume and other limitations imposed by Rule 145 under the Act, or
         (c) in the opinion of counsel reasonably acceptable to Reliance, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  (C) I understand that Reliance is under no obligation to register the sale, transfer or other disposition of shares of Reliance Common Stock or other Restricted Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  (D) I also understand that stop transfer instructions will be given to Reliance's transfer agent with respect to my Restricted
         Securities and that there will be placed on the certificates for Restricted Securities issued to me, or any substitutions therefor, a legend stating in substance:

                  The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement between the registered holder hereof and Reliance Bancorp, Inc. ("Reliance"), a copy of which agreement is on file at the principal office of Reliance. A copy of such agreement shall be provided, without charge, upon receipt by Reliance of a written request.

                  (E) Unless a transfer of Restricted Securities is a sale made in conformity with the provisions of Rule 145(d), or made pursuant to any effective registration statement

                                                                        Page 3
Reliance Bancorp, Inc.,
May __, 1997

         under the Act, Reliance reserves the right to put an appropriate legend on the certificate issued to my transferee.

                  (F) It is understood and agreed that the legends set forth in paragraphs D and E above shall be removed by delivery of substitute certificates without such legend, and/or the issuance of a letter to Reliance's transfer agent removing such stop transfer instructions, if I shall have delivered to Reliance (i) a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Reliance, or other evidence reasonably satisfactory to Reliance, to the effect that such legend and/or stop transfer instructions are not required for purposes of the Act or (ii) reasonably satisfactory evidence or representations that the securities represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145 under the Act.

         4. I recognize  and agree that the foregoing  provisions  also apply to
(A) my spouse, (B) any relative of mine or my spouse occupying my home, (C) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (D) any corporation or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest. It is understood that this Letter Agreement shall be binding upon and enforceable against my administrators, executors, representatives, heirs, legatees and devisees, and any pledgee holding securities restricted pursuant to this Letter Agreement.

                                                                        Page 4
Reliance Bancorp, Inc.,
May __, 1997

     5. This Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated pursuant to the terms thereof.

                                               Very truly yours,



                                                       ----------------------
                                               Name:


Acknowledged this ____ day of
________, 1997, by

Reliance Bancorp, Inc.


By:
            ---------------------
      Name:
      Title: